CURO Finance, LLC as the Issuer
$250,000,000
aggregate principal amount of

7.500% SENIOR SECURED NOTES DUE 2028
_______________________________
INDENTURE
Dated as of December 3, 2021
_______________________________

TMI Trust Company as Trustee and Collateral Agent

AMERICAS 110782874

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AMERICAS 110782874

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AMERICAS 110782874	ii

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AMERICAS 110782874	iii

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EXHIBITS
Exhibit A    -    Form of Note
Exhibit B    -    Form of Certificate of Transfer
Exhibit C    -    Form of Certificate of Exchange
Exhibit D    -    Form of Certificate from Acquiring Accredited Investor

AMERICAS 110782874	iv

INDENTURE dated as of December 3, 2021, among CURO Finance, LLC, a Delaware limited liability company (the “Company”) and TMI Trust Company, as trustee and collateral agent.
The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the 7.500% Senior Secured Notes due 2028 in an aggregate principal amount of $250,000,000 to be issued on the date hereof (the “Notes”):
ARTICLE 1
Definitions and Incorporation by Reference
Section 1.01Definitions.
“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
“Accredited Investor” means an “accredited investor” as defined in Rule 501(a) under the Securities Act, who is not also a QIB.
“Acquisition Deadline Date” means the 150th day following the date of issuance of the Notes.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. No Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Entity makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.
“Agent” means any Registrar, Paying Agent, any co-Registrar or any additional Paying Agent.
“AI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Accredited Investors.
“Applicable Premium” means with respect to a Note at any redemption date, the greater of (i) 1.00% of the principal amount of such Note and (ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such Note on August 1, 2024 (such redemption price being set forth in subsection (a) of Section 3.07 exclusive of any accrued interest) plus (2) all required remaining scheduled interest payments due on such Note through August 1, 2024 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate plus 0.50%, over (B) the principal amount of such Note on such redemption date.

AMERICAS 110782874

“Applicable Procedures” means, with respect to any tender, redemption, payment, transfer or exchange of beneficial interests in a Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that are applicable to such tender, redemption, payment, transfer or exchange.
“Bankruptcy Law” means any of Title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) and the Winding-Up and Restructuring Act (Canada), each as now and hereafter in effect, any successors to such statutes and any other applicable bankruptcy, insolvency, winding-up, dissolution, restructuring, receivership, arrangement, liquidation, reorganization or similar law of any jurisdiction providing relief from or otherwise affecting the rights of creditors.
“Board of Directors” means:
(1)    with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2)    with respect to a partnership, the board of directors or other governing body of the general partner of the partnership;
(3)    with respect to a limited liability company, the board of directors, managers or other governing body, and in the absence of the same, the managing member or members or any controlling committee of managing members thereof; and
(4)    with respect to any other Person, the board or committee of such Person or other individual or entity serving a similar function.
“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York or in the city of the Corporate Trust Office of the Trustee are authorized or obligated by law or executive order to close.
“Capital Lease Obligation” of any Person means the obligations of such Person to pay rent or other amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property which are required to be classified and accounted for as a capital lease or capitalized on a balance sheet of such Person determined in accordance with GAAP and the amount of such obligations shall be the capitalized amount thereof in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease or other arrangement prior to the first date upon which such lease or other arrangement may be terminated by the lessee without payment of a penalty; provided that any obligations of the Company and its Restricted Subsidiaries either existing on the Issue Date or created prior to the recharacterization described below (i) that were not included on the consolidated balance sheet of the Company as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations due to a change in accounting treatment or otherwise, shall for all purposes of this Indenture (including, without limitation, the calculation of Consolidated Net Income and Consolidated Cash Flow) not be treated as Capital Lease Obligations or Indebtedness.
“Capital Stock” means:
(1)    in the case of a corporation, corporate stock or shares;

AMERICAS 110782874	2

(2)    in the case of an association or business entity other than a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of the issuing Person;
but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with such Capital Stock.
“CFC” means a controlled foreign corporation within the meaning of Section 957(a) of the Code and any entity that wholly owns the stock of a CFC and which is disregarded for United States federal income purposes as an entity that is separate from its owner.
“Change of Control” means the occurrence of any of the following:
(1)    the direct or indirect sale, conveyance, transfer, lease or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of CURO and its Subsidiaries, taken as a whole, to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than the Permitted Holders;
(2)    the adoption of a plan relating to the liquidation or dissolution of CURO; or
(3)    the consummation of any transaction (including any merger or consolidation) the result of which is that any “person” or “group” (as defined above) other than the Permitted Holders, becomes the “beneficial owner” (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (3) such “person” or “group” shall be deemed to have “beneficial ownership” of all shares that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the voting stock of the Company.
“Clearstream” means Clearstream Banking, societe anonyme, Luxembourg (or any successor thereto).
“Code” means the Internal Revenue Code of 1986.
“Collateral” means the collateral securing the Indenture Obligations.
“Collateral Agent” means TMI Trust Company, in its capacity as Collateral Agent under the Collateral Documents, together with its successors in such capacity.
“Collateral Documents” means the Escrow Agreement and any other agreement, document or instrument related thereto.
“Corporate Trust Office of the Trustee” shall be the address of the Trustee specified in Section 12.01 or such other address as to which the Trustee may give notice to the Company.

AMERICAS 110782874	3

“CURO” means CURO Group Holdings Corp., a Delaware corporation.
“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default shall be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Depositary” means a clearing agency registered under the Exchange Act that is designated to act as Depositary for the Notes until a successor Depositary shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and, thereafter, “Depositary” shall mean or include such successor Depositary. The Depositary initially is DTC.
“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:
(1)    matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;
(2)    is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Subsidiary of the Company; provided that any such conversion or exchange will be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable); or
(3)    is redeemable at the option of the holder thereof, in whole or in part, in the case of each of clauses (1), (2) and (3), on or prior to the 91st day after the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring on or prior to the 91st day after the Stated Maturity of the Notes will not constitute Disqualified Stock if the terms of such Capital Stock provide that such Person may not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company’s purchase of the Notes as are required to be purchased pursuant to Section 5.14.
“DTC” means The Depository Trust Company, a New York corporation.
“Eligible Escrow Investments” means (a) cash; (b) money market funds registered under the federal Investment Company Act of 1940, as amended, whose shares are registered under the Securities Act, and rated “AAAm” or “AAAm-G” by Standard & Poor’s Rating Group and “Aaa”, “Aa1” or “Aa2” if rated by Moody’s Investor Service, Inc., including any such money market fund for which the securities intermediary or its affiliate serves as investment manager, administrator, shareholder servicing agent, and/or custodian; (c) money market deposit accounts, time deposits and commercial paper, in each case having daily liquidity with United States banks, which may include the Escrow Agent, whose short-term debt ratings are not less than A-1/P-1; and (d) deposits in a noninterest-bearing account with the Escrow Agent; provided

AMERICAS 110782874	4

that such account has full FDIC coverage at least through the date of the Acquisition Deadline Date.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for Capital Stock).
“Equity Offering” means a sale for cash of either common equity securities or units including or representing common equity securities of the Company (other than to a Subsidiary of the Company).
“Escrow Account” has the meaning ascribed to such term in the Escrow Agreement.
“Escrow Agent” has the meaning ascribed to such term in the Escrow Agreement.
“Escrow Agreement” means the Escrow and Security Agreement, dated as of the Issue Date, by and among the Company, CURO and TMI Trust Company, as the Trustee, escrow agent and securities intermediary.
“Escrow Release Conditions” means the following conditions in order to cause the Escrow Agent to release amounts in the Escrow Account to, or as directed by, the Company:
(1)    prior to or substantially concurrent with the release of funds from the Escrow Account, the Heights Finance Acquisition will be consummated on either (a) substantially the terms and conditions of the Heights Finance Stock Purchase Agreement or (b) terms that are in the aggregate better for CURO and its subsidiaries, taken as a whole, than the terms and conditions of the Heights Finance Stock Purchase Agreement;
(2)    all conditions precedent (other than the payment of consideration) to the consummation of the Heights Finance Acquisition (including the receipt of all governmental and regulatory approvals or consents necessary in connection with the Heights Finance Acquisition) have been satisfied or waived in accordance with the terms of the Heights Finance Stock Purchase Agreement;
(3)    prior to or substantially concurrent with the release of funds from the Escrow Account, the Company will merge with and into CURO at which time CURO will, pursuant to a supplemental indenture to this Indenture, assume all obligations of the Company under the Indenture Documents;
(4)    as promptly as practicable after consummation of the Heights Finance Acquisition, CURO will then redeem all of the outstanding Notes by issuing in exchange therefor the Heights Finance Acquisition Notes under the Existing Indenture in an aggregate principal amount equal to the aggregate principal amount of the Notes then outstanding; and
(5)    after giving effect to the Heights Finance Acquisition, the merger and assumption described in clause (3) above and the redemption and exchange described in clause (4) above, no Default or Event of Default under the Existing Indenture shall have occurred and be continuing or result therefrom.
“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System (or any successor thereto).
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

AMERICAS 110782874	5

“Exchange Redemption Date” has the meaning ascribed to such term in Section 3.13 hereof.
“Existing Indenture” means that certain indenture, dated as of July 30, 2021, among CURO, the guarantors party thereto and TMI Trust Company, as trustee and collateral agent.
“FFL Group” means (i) FFL Partners, LLC and its Affiliates and (ii) any investment vehicle that is managed (whether through ownership of securities having a majority of the voting power or through management of investments) by any Person listed in clause (i), but excluding any portfolio companies (other than the Company) of any such Person.
“Foreign Subsidiary” means any Restricted Subsidiary incorporated or organized in a jurisdiction other than the United States or any state thereof or the District of Columbia and any Restricted Subsidiary that wholly owns the stock of a CFC and which is disregarded for United States federal income tax purposes as an entity that is separate from its owner.
“Founders” means each of (i) Doug Rippel, (ii) Chad Faulkner, (iii) Mike McKnight, (iv) Joseph Genova, (v) the J.P. Genova Family Trust and (vi) any (a) spouse or lineal descendent (whether natural or adopted) of any Person listed in clauses (i) through (v) or (b) trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons beneficially holding an 80% or more controlling interest of which consist of such Person and/or any of the Persons referred to in the immediately preceding clause (a).
“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, including those set forth in:
(1)    the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;
(2)    the statements and pronouncements of the Financial Accounting Standards Board; and
(3)    such other statements by such other entity as have been approved by a significant segment of the accounting profession.
“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b) or 2.06(d).
“Global Note Legend” means the legend set forth in Section 2.06(g)(2), which is required to be placed on all Global Notes issued under this Indenture.
“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person to:
(1)    purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness;

AMERICAS 110782874	6

(2)    purchase property, securities or services for the purposes of assuring the holder of such Indebtedness of the payment of such Indebtedness; or
(3)    maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness;
provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
“Heights Finance” means SouthernCo, Inc. and subsidiaries, doing business as “Heights Finance.”
“Heights Finance Acquisition” means the acquisition of Heights Finance (by share purchase, merger or otherwise).
“Heights Finance Acquisition Notes” means up to $250 million aggregate principal amount of 7.500% senior secured notes due 2028, issued pursuant to the Existing Indenture, in exchange for a like principal amount of Notes.
“Heights Finance Acquisition Notes Exchange Redemption” has the meaning ascribed to such term in Section 3.13.
“Heights Finance Stock Purchase Agreement” means the Stock Purchase Agreement, dated as of November 17, 2021, by and among CURO Group Holdings Corp., SouthernCo Holdings, LLC, and SouthernCo, Inc.
“Holder” means a Person in whose name a Note is registered.
“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume (pursuant to a merger, consolidation, acquisition or other transaction), Guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness. Indebtedness otherwise Incurred by a Person before it becomes a Subsidiary of the Company shall be deemed to have been Incurred at the time it becomes such a Subsidiary.
“Indebtedness” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent:
(1)    obligations of such Person in respect of principal for money borrowed;
(2)    obligations of such Person in respect of principal evidenced by bonds, debentures, notes or other similar instruments;
(3)    every reimbursement obligation of such Person with respect to letters of credit, banker’s acceptances or similar facilities issued for the account of such Person, other than obligations with respect to letters of credit securing obligations, other than obligations referred to in clauses (1), (2) and (5) of this definition, entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn

AMERICAS 110782874	7

upon, such drawing is reimbursed no later than the 10th day following payment on the letter of credit;
(4)    every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade payables, credit on open account, provisional credit, accrued liabilities or similar terms arising in the ordinary course of business which are not overdue by more than 30 days or which are being contested in good faith);
(5)    every Capital Lease Obligation of such Person;
(6)    the maximum fixed redemption or repurchase price of Disqualified Stock of such Person at the time of determination plus accrued but unpaid dividends;
(7)    every net payment obligation of such Person under interest rate swap, cap, collar or similar agreements or foreign currency hedge, exchange or similar agreements of such Person (collectively, “Hedging Obligations”); and
(8)    every obligation of the type referred to in clauses (1) through (7) of this definition of another Person the payment of which, in either case, such Person has Guaranteed or is liable, directly or indirectly, as obligor, guarantor or otherwise, to the extent of such Guarantee or other liability.
Notwithstanding the foregoing, Indebtedness shall not include CSO Obligations. The term “Indebtedness” shall not include any lease, concession or license of property (or guarantee thereof) which would be considered an operating lease under GAAP as in effect on the Issue Date, any prepayments of deposits received from clients or customers in the ordinary course of business, or obligations under any license, permit or other approval (or guarantees given in respect of such obligations) incurred in the ordinary course of business.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Indenture Documents” means the Notes, this Indenture and the Collateral Documents.
“Indenture Obligations” means all Obligations in respect of the Notes or arising under the Indenture Documents, including the fees and expenses (including, without limitation, fees, expenses and disbursements of agents, counsel and professional advisors) of the Trustee and Collateral Agent. Indenture Obligations shall include all interest accrued (or which would, absent the commencement of an insolvency or liquidation proceeding, accrue) after the commencement of an insolvency or liquidation proceeding in accordance with and at the rate specified in the relevant Indenture Document whether or not the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Initial Purchasers” means Jefferies LLC and Stephens Inc.
“Issue Date” means the date on which the Notes were issued.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, encumbrance or hypothecation of any kind in respect of that asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any other agreement to give a

AMERICAS 110782874	8

security interest in and any filing of any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).
“Non-U.S. Person” means a Person who is not a U.S. Person.
“Note Custodian” means the Trustee, as custodian for the Depositary with respect to the Notes in global form, or any successor entity thereto.
“Notes Secured Parties” means, collectively, the Collateral Agent, the Trustee and the Holders.
“Obligations” means any principal, interest (including, with respect to the Notes, interest that accrues after the commencement of an insolvency or bankruptcy case, regardless of whether such interest is an allowed claim under such case), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
“Offering Memorandum” means the Company’s offering memorandum, dated November 18, 2021, relating to the offering of the Notes.
“Officer” means, with respect to any Person, the chairman of the board, chief executive officer, chief financial officer, president, any executive vice president, senior vice president or vice president, the treasurer, principal accounting officer or the secretary of such Person.
“Officer’s Certificate” means a certificate signed by the Chairman of the Board of Directors, the President, a Vice President, the Chief Financial Officer, the Treasurer, Assistant Treasurer, Secretary or the Assistant Secretary of the Company and delivered to the Trustee.
“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or CURO.
“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.
“Permitted Holders” means the Founders and the FFL Group.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock corporation, trust, unincorporated organization or government or agency or political subdivision thereof or any other entity.
“Private Placement Legend” means the legend set forth in Section 2.06(g)(1).
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a Global Note in the form of Exhibit A bearing the Global Note Legend and the Restricted Security Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.

AMERICAS 110782874	9

“Release Certificate” means an Officer’s Certificate of the Company delivered to the Escrow Agent and the Trustee certifying that the Escrow Release Conditions have been satisfied.
“Responsible Officer” when used with respect to the Trustee, means any officer or employee within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject, and who shall, in each case, have direct responsibility for the administration of this Indenture.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not an Unrestricted Subsidiary.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A under the Securities Act.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“SEC” means the Securities and Exchange Commission, or any successor agency thereto.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.
“Similar Business” means any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental, complementary or ancillary thereto, or a reasonable extension or expansion thereof.
“Special Mandatory Redemption” has the meaning ascribed to such term in Section 3.12 hereof.
“Special Mandatory Redemption Date” has the meaning ascribed to such term in Section 3.12 hereof.
“Special Mandatory Redemption Event” has the meaning ascribed to such term in Section 3.12 hereof.

AMERICAS 110782874	10

“Special Mandatory Redemption Notice” has the meaning ascribed to such term in Section 3.12 hereof.
“Stated Maturity” when used with respect to any security or any installment of interest thereon, means the date specified in such security as the fixed date on which the principal of such security or such installment of interest is due and payable.
“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person (or a combination thereof) and (2) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).
“TIA” means the Trust Indenture Act of 1939 (15 U.S.C §§ 77aaa-77bbbb), as in force on the Issue Date; provided, however, that in the event that the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.
“Treasury Rate” means, at any redemption date, the yield to maturity as of such redemption date of constant maturity United States Treasury securities (as compiled and published in the most recent Federal Reserve Statistical Release H. 15 (519) that has become publicly available at least two Business Days prior to such redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to August 1, 2024; provided, however, that if no published maturity exactly corresponds with such date, then the Treasury Rate shall be interpolated or extrapolated on a straight-line basis from the arithmetic mean of the yields for the next shortest and next longest published maturities; provided further, however, that if the period from such redemption date to August 1, 2024, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Trustee” means TMI Trust Company, in its capacity as Trustee, until a successor or assign replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor or assign serving hereunder.
“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.
“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.
“Unrestricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is designated by the Board of Directors of such Person as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors of such Person, but only to the extent that such Subsidiary:
(1)    has no Indebtedness other than Non-Recourse Debt;
(2)    is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such

AMERICAS 110782874	11

Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;
(3)    is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and
(4)    has not guaranteed or otherwise directly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.
“U.S. Government Obligation” means:
(1)    any security which is: a direct obligation of the United States of America the payment of which the full faith and credit of the United States of America is pledged or an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States of America, which, in either case, is not callable or redeemable at the option of the issuer thereof; and
(2)    any depository receipt issued by a bank (as defined in the Securities Act) as custodian with respect to any U.S. Government Obligation and held by such bank for the account of the holder of such depository receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depository receipt.
“U.S. Person” means a U.S. Person as defined in Rule 902(k) under the Securities Act.
Section 1.02Other Definitions.

Term	Defined in Section
“Action”	13.10
“Authentication Order”	2.02
“Company”	Recitals
“Covenant Defeasance”	9.03
“Custodian”	7.01
“Event of Default”	7.01
“Hedging Obligations”	Definition of Indebtedness
“Legal Defeasance”	9.02
“Notes”	Recitals
“Paying Agent”	2.03
“Payment Default”	7.01
“Registrar”	2.03

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Section 1.03Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. Except as expressly provided herein, the provisions of the TIA shall not apply hereto. All other terms used in this Indenture that are defined by the TIA, defined by the TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.
Section 1.04Rules of Construction. Unless the context otherwise requires:
(1)a term has the meaning assigned to it;
(2)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(3)“or” is not exclusive;
(4)“including” means including without limitation;
(5)words in the singular include the plural, and in the plural include the singular;
(6)provisions apply to successive events and transactions;
(7)“will” shall be interpreted to express a command;
(8)references to sections of or rules under the Securities Act, Exchange Act or TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;
(9)references to any statute, law or regulation shall be deemed to refer to the same as from time to time amended and in effect and to any successor statute, law or regulation;
(10)references to the date the Notes were originally issued shall refer to the Issue Date;
(11)“herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
(12)all references to Articles, Sections or subdivisions refer to Articles, Sections or subdivisions of this Indenture unless otherwise indicated; and
(13)terms used but not defined herein shall have the meanings ascribed to such terms in the Existing Indenture.
ARTICLE 2
The Notes
Section 1.01Form and Dating.
(a)General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral

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multiples of $1,000 in excess thereof. The Notes shall bear interest and be payable upon the terms as set forth in Exhibit A.
The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
(b)Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.
(c)Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.
Section 1.02Execution and Authentication.
At least one Officer of the Company must sign the Notes for the Company by manual or facsimile signature.
If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.
A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.
The Trustee will, upon receipt of a written order of the Company signed by an Officer of the Company (an “Authentication Order”), authenticate Notes for original issue up to the aggregate principal amount of the Notes that may be validly issued under this Indenture in an aggregate principal amount not to exceed $250,000,000.
All Notes issued under this Indenture shall be treated as a single class of securities under this Indenture, including for purposes of any vote, consent, waiver or other act of Holders.
The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

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Section 1.03Registrar and Paying Agent.
The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. Until the Trustee receives notice of the Company’s appointment of another entity as Registrar or Paying Agent, the Trustee will act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
The Company initially appoints DTC to act as Depositary with respect to the Global Notes.
The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian.
Section 1.04Paying Agent to Hold Money in Trust.
The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) will have no further liability for the money. If the Company or a Subsidiary of the Company acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.
Section 1.05Holder Lists.
The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Company will otherwise comply with TIA § 312(a).
Section 1.06Transfer and Exchange.
(a)Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Any Global Note will be exchanged by the Company for Definitive Notes if:
(1)the Depositary (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Note or (b) has ceased to be a clearing agency

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registered under the Exchange Act and, in either case, the Company fails to appoint a successor depositary within 90 days thereafter;
(2)the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes; or
(3)there has occurred and is continuing a Default or Event of Default with respect to the Notes and the Depositary has requested that Definitive Notes be issued.
Upon the occurrence of any of the preceding events described in subparagraphs (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c).
(b)Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(1)Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).
(2)All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1), the transferor of such beneficial interest must deliver to the Registrar either:
(A)both:
(i)a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

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(ii)instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
(B)both:
(i)a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(ii)instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (i) above.
Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee will adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h).
(3)Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:
(A)if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(B)if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
(C)if the transferee will take delivery in the form of a beneficial interest in the AI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
(4)Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) and the Registrar receives the following:
(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

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(B)if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
If any such transfer is effected pursuant to this clause (4) at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this clause (4).
Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(c)Transfer or Exchange of Beneficial Interests for Definitive Notes.
(1)Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events described in paragraph (1), (2) or (3) of Section 2.06(a) and receipt by the Registrar of the following documentation:
(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
(B)if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C)if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(D)if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E)if such beneficial interest is being transferred to an Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a

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certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;
(F)if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(G)if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Company will execute and the Trustee will, upon receipt of an Authentication Order, authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(2)[Reserved].
(3)Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events described in paragraph (1), (2) or (3) of Section 2.06(a) and only if the Registrar receives the following:
(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
(B)if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(4)Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note,

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then, upon the occurrence of any of the events described in paragraph (1), (2) or (3) of Section 2.06(a) and satisfaction of the conditions set forth in Section 2.06(b)(2), the Trustee will cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Company will execute and the Trustee will, upon receipt of an Authentication Order, authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.
(d)Transfer and Exchange of Definitive Notes for Beneficial Interests.
(1)Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A)if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
(B)if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C)if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(D)if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E)if such Restricted Definitive Note is being transferred to an Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;
(F)if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

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(G)if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the AI Global Note.
(2)Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:
(A)if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
(B)if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this clause (2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of the conditions in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
(3)Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to clause (2) above or this clause (3) at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

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(e)Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
(1)Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
(A)if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(B)if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
(C)if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
(2)Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:
(A)if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
(B)if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(3)Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

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(f)[Reserved]
(g)Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
(1)Private Placement Legend.
(A)Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.
THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, OR (C) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE

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HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.”

(B)Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.
(2)Global Note Legend. Each Global Note will bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
(h)Cancellation or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

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(i)General Provisions Relating to Transfers and Exchanges.
(1)To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.
(2)No service charge will be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.12, 3.13, 5.14, and 10.04).
(3)Neither the Trustee nor the Registrar will be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
(4)All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(5)Neither the Registrar, the Trustee nor the Company will be required:
(A)to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 10 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection;
(B)to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or
(C)to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.
(6)Prior to due presentment for the registration of a transfer of any Note, the Trustee, the Registrar, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, the Registrar, any Agent or the Company will be affected by notice to the contrary.
(7)The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.
(8)All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
(9)The Trustee and the Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note

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(including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(10)    Neither the Trustee nor any agent of the Trustee will have any responsibility for any actions taken or not taken by the Depositary.
(11)    The Trustee will have no responsibility or obligation to any Participant or Indirect Participant or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Participant or Indirect Participant or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the Applicable Procedures. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Participants or Indirect Participants.
Section 1.07Replacement Notes.
If any mutilated Note is surrendered to the Trustee or the Company or if the Trustee receives credible evidence of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s standard requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee determined for itself and the Company determined for itself to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.
Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 1.08Outstanding Notes.
The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.
If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.
If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

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If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.
Section 1.09Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded. Upon request of the Trustee, the Company will furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons, and the Trustee will be entitled to accept and rely upon such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any determination.
Section 1.10Temporary Notes.
Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will, upon receipt of an Authentication Order, authenticate definitive Notes in exchange for temporary Notes.
Holders of temporary Notes will be entitled to all of the benefits of this Indenture.
Section 1.11Cancellation.
The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of canceled Notes in accordance with the Trustee’s standard procedures (subject to the record retention requirement of the Exchange Act). Certification of such disposal of all canceled Notes will be delivered to the Company upon request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
Section 1.12Defaulted Interest.
If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 5.01. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the

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expense of the Company) will send or cause to be sent to Holders a notice prepared by the Company that states the special record date, the related payment date and the amount of such interest to be paid.
Section 1.13CUSIP Numbers.
The Company in issuing the Notes may use CUSIP, ISIN or other numbers, if then generally in use, and thereafter the Company and the Trustee may use such numbers in any notice issued pursuant to this Indenture, including any notice of redemption, provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or other notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice or notice of redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP, ISIN or other numbers.
Section 1.14[Reserved].
ARTICLE 3
Redemption and Prepayment
Section 1.01Notices to Trustee. If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it shall furnish to the Trustee, except as otherwise set forth herein, at least 30 days but not more than 60 days before a redemption date, an Officer’s Certificate setting forth (i) the subsection of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price. If the redemption price is not known at the time such notice is to be given, the actual redemption price, calculated as described in this Indenture or the terms of the Notes to be redeemed, will be set forth in an additional Officer’s Certificate of the Company delivered to the Trustee no later than two Business Days prior to the redemption date.
Section 1.02Selection of Notes to be Redeemed. If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot to the extent practicable or by such other method in accordance with the Applicable Procedures of the Depositary; provided that no Notes of $2,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.
The Trustee will promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in minimum amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. A new Note in principal amount equal to the unredeemed portion thereof shall be issued (or book-entry notation made) in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, unless the Company defaults in the payment of the redemption price, interest shall cease to accrue on the principal amount of the Notes or portions thereof called for redemption and for which funds have been set aside for payment. Except as provided in this Section 3.02, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

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Section 1.03Notice of Redemption. Subject to the provisions of Sections 3.12, 3.13 and 5.14, at least 10 but not more than 60 days before the redemption date, the Company will send or caused to be sent, by first class mail or other electronic means reasonably satisfactory to the Trustee, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed or sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture.
The notice shall be prepared by the Company, shall identify the Notes to be redeemed and shall state:
(a)the redemption date;
(b)the redemption price;
(c)if any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;
(d)the name and address of the Paying Agent;
(e)that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(f)that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;
(g)the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;
(h)if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived, and shall state that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed; and
(i)the CUSIP number; provided that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.
At the Company’s written request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company will have delivered to the Trustee, at least 20 days prior to the redemption date, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph (or such shorter period reasonably acceptable to the Trustee).
If any of the Notes to be redeemed are in the form of a Global Note, then the Company may modify such notice to the extent necessary to comply with the Applicable Procedures of the Depositary.

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Section 1.04Effect of Notice of Redemption. Once notice of redemption is sent in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price unless such redemption is subject to the satisfaction of one or more conditions precedent as described in the immediately succeeding sentence. Notice of any redemption upon any Equity Offering or other securities offering or financing, or in connection with a transaction (or series of related transactions) that constitute a Change of Control, may, in the Company’s discretion, be given prior to the completion thereof and be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering, securities offering, financing or Change of Control. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.
Section 1.05Deposit of Redemption Price. Prior to 10:00 a.m., New York City time, on the redemption date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price and accrued interest on all Notes to be redeemed.
If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 5.01.
Section 1.06Notes Redeemed in Part. If any Note is to be redeemed in part only, the notice of redemption sent pursuant to Section 3.03 that relates to such Note shall state the portion of the principal amount of that Note to be redeemed. Upon receipt of an Authentication Order, the Trustee will (i) cancel the original Note and (ii) authenticate for the Holder at the expense of the Company a new Note in principal amount equal to the unredeemed portion of the original Note in the name of the Holder thereof, or in the case of a Global Note make such notation on the schedule of exchanges to such Global Note.
Section 1.07Optional Redemption. On and after August 1, 2024, the Company may on one or more occasions redeem the Notes, in whole or in part, upon notice pursuant to Section 3.03, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on August 1 of each of the years set forth below.

Year	Percentage
2024	103.750%
2025	101.875%
2026 and thereafter	100.000%

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(b)Prior to August 1, 2024, the Company may, upon notice pursuant to Section 3.03, redeem up to 40% of the aggregate principal amount of the Notes issued under this Indenture at a redemption price of 107.500% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) if:
(1)such redemption is made with the proceeds of one or more Equity Offerings;
(2)at least 50% of the aggregate principal amount of the Notes issued under this Indenture remain outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company or any of its Subsidiaries); and
(3)the redemption occurs within 180 days of such Equity Offering.
(c)Prior to August 1, 2024, the Company may, upon notice pursuant to Section 3.03, redeem up to 10% of the aggregate principal amount of the Notes issued under the Indenture during each 12-month period following the Issue Date at a redemption price of 103% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to the redemption date (subject to the right of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date).
(d)Prior to August 1, 2024, the Company may redeem the Notes, in whole or in part, upon notice pursuant to Section 3.03, at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).
(e)Notwithstanding the foregoing, in connection with any tender offer for the Notes, including a Change of Control Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Company, or any third party making such tender offer in lieu of the Company as described above, repurchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon notice pursuant to Section 3.03 (provided that such notice is given not more than 30 days following such repurchase), to redeem all notes that remain outstanding following such purchase at a price equal to the price paid to each other Holder in such tender offer (which may be less than par) plus accrued and unpaid interest on the notes redeemed, to the applicable redemption date (subject to the rights of Holders of Notes on any relevant record date to receive interest due on the relevant interest payment date).
(f)Any redemption pursuant to this Section 3.07 or the last paragraph of Section 5.14 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.
Section 1.08Mandatory Redemption. Except as set forth in Sections 3.12, 3.13 and 5.14, the Company will not be required to make mandatory redemption or sinking fund payments or offers to purchase with respect to the Notes.
Section 1.09[Reserved].
Section 1.10[Reserved]
Section 1.11Company May Acquire Notes. The Company or its Affiliates (or any Person acting on behalf of the Company or its Affiliates) may at any time and from time to

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time acquire the Notes by means other than redemption, including by tender offer, open market purchases, negotiated transactions or otherwise, so long as such acquisition is not prohibited by applicable securities laws or regulations or the terms of this Indenture. In accordance with, and subject to, Section 2.11, the Company may deliver such acquired Notes to the Trustee for cancellation.
Section 1.12Special Mandatory Redemption. If on or prior to 5:00 p.m. (New York City time) on the Acquisition Deadline Date, the Company delivers to the Escrow Agent and the Trustee a Release Certificate (which Release Certificate the Trustee and the Escrow Agent shall be entitled to rely upon), the Escrow Agent shall release all amounts in the Escrow Account to or as directed by the Company. In addition, on the date that any scheduled payment of interest is due on the Notes, amounts in the Escrow Account will be released in an amount sufficient to concurrently make such interest payment in full. Further, if (1) the Escrow Agent has not received a Release Certificate on or prior to 5:00 p.m. (New York City time) on the Acquisition Deadline Date or (2) CURO provides a certificate in the form of Exhibit B to the Escrow Agreement, executed by an authorized representative of CURO, to the Escrow Agent and Trustee that it has determined in its sole discretion that any of the Escrow Release Conditions are not capable of being satisfied, then in either case described in clause (1) or (2), the Escrow Agent shall, without the requirement of any notice to or action by the Company, the Trustee or any other Person, within one business day, liquidate all property in the Escrow Account and release all amounts in the Escrow Account to the Trustee, subject to Section 7.5 of the Escrow Agreement, for the benefit of the holders of the Notes (the occurrence of any event referred to in this Section 3.12, a “Special Mandatory Redemption Event”).
Within two Business Days following the occurrence of a Special Mandatory Redemption Event, the Company (or the Trustee upon the written request of and at the expense of the Company) shall mail and transmit electronically via email a notice (a “Special Mandatory Redemption Notice”) to the Trustee and the Escrow Agent of the occurrence of a Special Mandatory Redemption Event. Any Special Mandatory Redemption Notice shall include a request by the Company to the Trustee to, at the Company’s expense, deliver (by first-class mail to each holder’s registered address or otherwise in accordance with DTC’s procedures) to the Holders of the Notes a notice that the Special Mandatory Redemption is to occur.
Within three Business Days (or such other minimum period as may be required by DTC) after the Trustee’s delivery of such notice (such date, the “Special Mandatory Redemption Date”), the Company shall, or shall cause the Trustee to, redeem (the “Special Mandatory Redemption”) all of the Notes at a redemption price equal to 100% of the issue price thereof (exclusive of pre-issuance accrued interest), plus accrued and unpaid interest, if any, to but excluding the Special Mandatory Redemption Date.
After the Special Mandatory Redemption, the Trustee will release to CURO any cash and/or Cash Equivalents received by it remaining in the Escrow Account and used by CURO for any purpose not prohibited by the Existing Indenture.
Other than as specifically provided in this Section 3.12, any redemption pursuant to this Section 3.12 shall be made pursuant to the provisions of Sections 3.01 through 3.06.
On or after the Special Mandatory Redemption Date, interest will cease to accrue on Notes called for redemption and the Notes and this Indenture will be deemed to have been satisfied and discharged in full.
Section 1.13Heights Finance Acquisition Notes Exchange Redemption. If the Heights Finance Acquisition shall have occurred on or prior to the Acquisition Deadline Date, the Company shall, as promptly as practicable following the release of all funds on deposit in or

AMERICAS 110782874	32

credited to the Escrow Account for purposes of consummating the Heights Finance Acquisition, redeem the Notes then outstanding (the “Heights Finance Acquisition Notes Exchange Redemption”) by issuing in exchange therefor a like principal amount of Heights Finance Acquisition Notes issued by CURO (promptly following the merger of the Company with and into CURO as described in clause (3) of the definition of “Escrow Release Conditions”). Notwithstanding anything to the contrary in any Note or this Indenture, the consideration paid to each Holder on the date of such Heights Finance Acquisition Notes Exchange Redemption (the “Exchange Redemption Date”) to redeem the Notes shall only consist of Heights Finance Acquisition Notes issued by CURO (promptly following the merger of the Company with and into CURO as described in clause (3) of the definition of “Escrow Release Conditions”) in exchange for a like principal amount of such Notes. Unless the Exchange Redemption Date is a scheduled interest payment date for the Notes, the Company shall not be obligated to pay to any Holder any accrued and unpaid interest as of the Exchange Redemption Date in connection with the Heights Finance Acquisition Notes Exchange Redemption, which accrued and unpaid interest will be evidenced by the Heights Finance Acquisition Notes issued to such Holder in exchange for its Notes (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).
Other than as specifically provided in this Section 3.13, any redemption pursuant to this Section 3.13 shall be made pursuant to the provisions of Sections 3.01 through 3.06.
On or after the Exchange Redemption Date, interest will cease to accrue on Notes called for redemption and the Notes and this Indenture will be deemed to have been satisfied and discharged in full as long as CURO has issued to each Holder the Heights Finance Acquisition Notes in accordance with this Section 3.13.
ARTICLE 4
Satisfaction and Discharge
Section 1.01Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect as to all outstanding Notes issued hereunder (except Sections 2.06, 2.07, 2.08, 8.01, 8.02, 8.07, 12.07, 12.15 and 13.11), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture if:
(a)either:
(i)the Company will have paid or caused to be paid the principal of, premium, if any, and interest as and when the same shall have become due and payable;
(ii)all outstanding Notes (other than Notes which have been lost, stolen or destroyed and which have been replaced or paid as provided in Section 2.07) have been delivered to the Trustee for cancellation; or
(iii)all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable by reason of the sending of a notice of redemption pursuant to Section 3.13 and (ii) the Company has irrevocably instructed the Trustee to consummate the Heights Finance Acquisition Notes Exchange Redemption;
(b) the Company has paid all other sums payable by it under the Indenture Documents; and
(c)the Company has delivered an Officer’s Certificate and an Opinion of Counsel stating that all conditions for the satisfaction and discharge have been met.

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Section 1.02Application of Trust Money. Subject to the provisions of the last paragraph of Section 9.05, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such funds need not be segregated from other funds except to the extent required by law.
ARTICLE 5
Covenants
Section 1.01Payment of Notes. The Company will pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. New York City time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.
The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and installments of interest (without regard to any applicable grace period) at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful.
The Company will be responsible for making calculations called for under the Notes, including, but not limited to, determination of redemption price, premium, if any, and other amounts payable on the Notes, if any. The Company will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders. The Company will provide a schedule of its calculations to the Trustee when applicable, and the Trustee is entitled to rely conclusively on the accuracy of the Company’s calculations without independent verification.
Section 1.02Maintenance of Office or Agency. The Company will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company will fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Company hereby designates the Corporate Trust Office of the Trustee one such office or agency of the Company.

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Section 1.03Reports. So long as any Notes are outstanding, the Company will furnish to the Holders or cause the Trustee to furnish to the Holders:
(1)within 90 days after the end of each fiscal year of the Company, all annual financial statements of the Company for such fiscal year that would be required to be contained in a filing with the SEC on Form 10 K if the Company were required to file such Form, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management’s Discussion and Analysis of Financial Condition and Results of Operations the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and a report on the annual financial statements by the Company’s certified independent accountants;
(2)within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, all quarterly financial statements that would be required to be contained in a filing with the SEC on Form 10 Q if the Company were required to file such Form, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management’s Discussion and Analysis of Financial Condition and Results of Operations the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company); and
(3)within the time periods required for filing such current reports and form as specified in the SEC’s rules and regulations, all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.
Documents filed by the Company with the SEC via the EDGAR system will be deemed to be furnished to the registered holders at the time such documents are filed.
In addition, the Company agrees that, for so long as any Notes remain outstanding, it will use commercially reasonable efforts to hold and participate in quarterly conference calls with holders of Notes, beneficial owners of the Notes and securities analysts to discuss such financial information no later than ten Business Days after distribution of such financial information (it being understood that such quarterly conference calls may be the same conference calls as with the Company’s equity investors and analysts).
Furthermore, the Company agrees that, at any time it is not subject to Section 13 or Section 15(d) of the Exchange Act, for so long as any Notes remain outstanding, it will furnish to the holders of Notes, any beneficial owner of the Notes, securities analysts and prospective investors, upon their request, the information and reports described above and any other information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
Notwithstanding the foregoing, the Company may satisfy all of its obligations described above by providing the same information (including, without limitation, the quarterly conference calls described above) CURO is required to provide to the holders of notes under the Existing Indenture.

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Section 1.04Compliance Certificate. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year commencing with the fiscal year ending December 31, 2021, an Officer’s Certificate that need not comply with Section 12.03 or 12.04, one signer of which shall be the principal executive officer, principal financial officer, or principal accounting officer of the Company, stating that a review of the activities of the Company and its Affiliates during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company have kept, observed, performed and fulfilled their obligations under the Indenture Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each of the Company during the preceding fiscal year has kept, observed, performed and fulfilled each and every covenant contained in the Indenture Documents and is not in Default at the date of such certificate in the performance or observance of any of the terms, provisions and conditions of the Indenture Documents (or, if a Default or Event of Default shall have occurred and is continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).
(b)The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, within ten Business Days of any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
Section 1.05Taxes. The Company will pay, prior to delinquency, all material taxes, assessments and governmental levies, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.
Section 1.06Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
Section 1.07[Reserved].
Section 1.08[Reserved].
Section 1.09[Reserved].
Section 1.10[Reserved].
Section 1.11[Reserved].
Section 1.12[Reserved].
Section 1.13Corporate Existence; Maintenance of Property and Insurance. Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence in accordance with the organizational documents (as the same may be amended from time to time) of the Company and (ii) the material rights (charter and statutory), licenses and franchises of the Company; provided, however, that the Company will not be required to preserve any such material right, license or franchise, or the

AMERICAS 110782874	36

corporate, partnership or other existence of a Restricted Subsidiary of the Company, if the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.
The Company will keep all property material to the operation of the business of the Company in good working order and condition in all material respects, ordinary wear and tear and casualty loss excepted; provided, that the Company will not be obligated to comply with this paragraph to the extent that the failure to do so is not adverse in any material respect to the Holders.
The Company will maintain with one or more insurance companies of national standing insurance on all property material to the operation of the business of the Company in at least such amounts and against at least such risks as are determined by the Company in good faith to be reasonable and prudent, taking into account the risks that are usually insured against in the same general area by companies engaged in the same or a similar business (in each case, after giving effect to any self-insurance determined by the Company to be reasonable and prudent, taking into account the practices of similarly situated Persons engaged in the same or similar businesses as the Company).
Section 1.14Offer to Repurchase Upon Change of Control. Upon the occurrence of a Change of Control, unless the Company has previously or concurrently sent a redemption notice with respect to all of the outstanding Notes as provided by Section 3.07, each Holder shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control, unless the Company has previously or concurrently sent a redemption notice with respect to all of the outstanding Notes as provided by Section 3.07, the Company will send a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:
(i)that a Change of Control has occurred and that such holder has the right to require the Company to purchase such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date);
(ii)the circumstances and relevant facts regarding such Change of Control;
(iii)the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is sent);
(iv)that any Notes not tendered or accepted for payment shall continue to accrue interest;
(v)that, unless the Company defaults in making the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;
(vi)that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent or Depositary, as applicable, at the address specified in the notice prior to the close of

AMERICAS 110782874	37

business on the third Business Day preceding the Change of Control Payment Date, subject to the Applicable Procedures;
(vii)that Holders shall be entitled to withdraw their election if the Paying Agent or Depositary, as applicable, receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have the Notes purchased, subject to the Applicable Procedures;
(viii)that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer), which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof; and
(ix)the instructions, as determined by the Company, consistent with this Section 5.14, that a Holder must follow in order to have its Notes purchased.
(b)On a date that is at least 30 but no more than 60 days from the date on which the Company sends notice of the Change of Control (the “Change of Control Payment Date”), the Company will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered, and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly send to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will, upon receipt of an Authentication Order, promptly authenticate and send (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. Notes (or portions thereof) purchased pursuant to a Change of Control Offer will be cancelled and may not be reissued. A Change of Control Offer may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of the provisions of this Indenture, the Notes and/or the Guarantees; provided that such Change of Control Offer shall not include the delivery of such consents as a condition precedent.
(c)The Company will not be required to make a Change of Control Offer upon a Change of Control if a third-party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.
A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control occurring, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.
The Company will comply, to the extent applicable, with the requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act and any other securities laws and regulations thereunder in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company will comply with the applicable securities laws and

AMERICAS 110782874	38

regulations and shall not be deemed to have breached its obligations under this Indenture by virtue of its compliance with such securities laws or regulations.
Section 1.15[Reserved].
Section 1.16[Reserved].
Section 1.17[Reserved].
Section 1.18Business Activities. The Company will not engage in any business other than Similar Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.
Section 1.19[Reserved].
Section 1.20[Reserved].
Section 1.21[Reserved].
Section 1.22Further Assurances. The Company will, at their sole cost and expense, (i) execute and deliver all such agreements and instruments as may be necessary and as the Trustee and Collateral Agent shall reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Documents and (ii) file any such notice filings or other agreements or instruments as may be reasonably necessary under applicable law to perfect (and maintain the perfection and priority of) the Liens created by the Collateral Documents, at such times and at such places as the Trustee or the Collateral Agent may reasonably request, in each case subject to the terms of the Collateral Documents.
Section 1.23[Reserved].
Section 1.24[Reserved].
Section 1.25Activities of the Company Prior to Escrow Release. Prior to the release (in each case, an “Escrow Release”) of funds in the Escrow Account for purposes of the consummation of (1) the Heights Finance Acquisition on or before the Acquisition Deadline Date or (2) a special mandatory redemption of the Notes pursuant to Section 3.12 hereof, the Company’s activities shall be restricted to issuing the Notes, issuing capital stock to, and receiving capital contributions from, CURO or any of its Subsidiaries, performing its obligations in respect of the Indenture Documents, granting Liens in favor of the Holders of the Notes, consummating any release of the funds in the Escrow Account permitted by the Escrow Agreement and any redemption of the Notes required or permitted by this Indenture, and conducting such other activities as are necessary or appropriate to carry out the activities described above.
Prior to an Escrow Release, the Company shall not own, hold or otherwise have any interest in any assets, in each case, other than the Escrow Account and the cash and investment property on deposit therein or credited thereto and Eligible Escrow Investments or have any Subsidiaries or incur any Indebtedness, other than the Notes. Furthermore, prior to an Escrow Release, the Company shall not engage in any business activity or enter into any transaction or agreement (including, without limitation, making any Restricted Payment, incurring any other Indebtedness or Liens, enter into any agreements restricting dividends or distributions to CURO, engaging in any asset sale, entering into any merger, consolidation or sale of all or substantially all of its assets or engaging in any transactions with Affiliates) in each case except as is

AMERICAS 110782874	39

necessary or appropriate to effectuate the Heights Finance Acquisition substantially in accordance with the description of the Heights Finance Acquisition set forth in the Offering Memorandum.
ARTICLE 6
Successors
Section 1.01Merger, Consolidation or Sale of Assets.
(a)The Company. The Company may not, in any transaction or series of related transactions, consolidate or amalgamate with or merge with or into (whether or not the Company survives), or sell, assign, convey, transfer, lease or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of its property and assets whether as an entirety or substantially as an entirety, to any Person, except any transaction or series of transactions involving the sale, assignment, conveyance, transfer, lease or other disposition of any properties or assets in connection with the consummation of the merger of the Company with and into CURO as contemplated by clause (3) of the definition of “Escrow Release Conditions”.
In connection with any consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition contemplated by the foregoing provisions, the Company will deliver, or cause to be delivered, to the Trustee an Officer’s Certificate stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and the supplemental indenture in respect thereof comply with the requirements of this Indenture and an Opinion of Counsel.
Section 1.02Successor Entity Substituted. Upon any consolidation or merger of the Company, or any sale, assignment, conveyance, transfer or other disposition of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing obligor under the Notes, the surviving entity formed by such consolidation or into which the Company is merged or to which the sale, assignment, conveyance, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture Documents with the same effect as if such surviving entity had been named herein and therein as the Company and, except in the case of a lease, the Company, as the case may be, shall be released from the obligation to pay the principal of, premium, if any, and interest on the Notes, as the case may be, and all of the Company’s other obligations and covenants under the Indenture Documents, if applicable.
ARTICLE 7
Defaults and Remedies
Section 1.01Events of Default. Each of the following shall be an “Event of Default”:
(a)default for 30 days in the payment when due of interest on the Notes;
(b)default in payment when due of the principal, or premium, if any, of any Note when due at maturity, upon optional redemption, upon required purchase, upon acceleration or otherwise;
(c)(i) failure by the Company to comply with its obligations under Sections 3.12, 3.13, 5.14 or Article 6;

AMERICAS 110782874	40

(d)failure to perform any other covenant or agreement of the Company under the Indenture Documents for 60 days after written notice to the Company by the Trustee or the Holders of at least 30% in aggregate principal amount of the Notes then outstanding voting as a single class;
(e)default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company (or the payment of which is Guaranteed by the Company) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default (A) is caused by a failure to pay principal at final stated maturity (after giving effect to all applicable grace periods provided in such Indebtedness) (a “Payment Default”) or (B) results in the acceleration of such Indebtedness prior to its final stated maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates in excess of $20.0 million (or its foreign currency equivalent);
(f)failure by the Company to pay final judgments which are non-appealable aggregating in excess of $20.0 million (or its foreign currency equivalent) (not covered by independent third-party insurance as to which liability has not been denied by such insurance carrier), which judgments are not paid, discharged or stayed for a period of 60 days following such judgment becoming final, and in the event such judgment is covered by insurance, any enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;
(g)(i) any security interest created by any Collateral Document ceases to be in full force and effect (except as permitted by the terms of this Indenture or the Collateral Documents) or (ii) the breach or repudiation by the Company of any of its obligations under any Collateral Document; provided that, in the case of clauses (i) and (ii), such cessation, breach or repudiation, individually or in the aggregate, results in Collateral having a Fair Market Value in excess of $20.0 million not being subject to a valid, perfected security interest;
(h)[reserved];
(i)the Company, pursuant to or within the meaning of Bankruptcy Law:
(i)commences a voluntary case or proceeding,
(ii)consents to the entry of an order for relief against it in an involuntary case or proceeding,
(iii)consents to the appointment of a Custodian of it or for all or substantially all of its property, or
(iv)makes a general assignment for the benefit of its creditors; and
(j)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(i)is for relief against the Company in an involuntary case;
(ii)appoints a Custodian of the Company, or for all or substantially all of the property of the Company; or

AMERICAS 110782874	41

(iii)orders the liquidation of the Company;
and the order or decree remains unstayed and in effect for 60 consecutive days.
The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
In the event of any Event of Default specified under subsection (e) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of Notes, if within 20 days after such Event of Default arose the Company delivers an Officer’s Certificate to the Trustee stating that:
(a)    the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or
(b)    holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default;
(c)    the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction; and
(d)     all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.
Section 1.02Acceleration. If any Event of Default (other than an Event of Default specified in subsection (i) or (j) of Section 7.01) occurs and is continuing and has not been waived by the Holders, the Trustee or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in subsection (i) or (j) of Section 7.01 occurs, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of at least a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration) have been cured or waived and all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements, and advances of the Trustee and its agents and counsel have been paid or deposited with the Trustee or provision therefor satisfactory to the Trustee has been made.
Section 1.03Other Remedies. If an Event of Default occurs and is continuing, if directed pursuant to Section 7.05, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Indenture Documents.
If directed pursuant to Section 7.05, the Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

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Section 1.04Waiver of Past Defaults. The Holders of at least a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive (including in connection with a purchase of, or tender offer or exchange offer for, Notes) any existing Default or Event of Default and its consequences under this Indenture (including any acceleration of the Notes), except a continuing Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes (including in connection with an offer to purchase); provided, however, that the Holders of at least a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration) have been cured or waived. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 1.05Control by Majority. Holders of at least a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of other Holders (it being understood that the Trustee will have no duty to ascertain whether such actions or forbearances are unduly prejudicial to such other Holders) or that would involve the Trustee in personal liability. The Trustee will be entitled to indemnification satisfactory to it prior to taking any action. The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
Section 1.06Limitation on Suits. A Holder may pursue a remedy with respect to this Indenture or the Notes only if:
(a)the Holder gives to the Trustee written notice of a continuing Event of Default;
(b)the Holders of at least 30% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;
(c)such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;
(d)the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of security or indemnity; and
(e)during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.
A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any uses are unduly prejudicial to such Holders) or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders. The Trustee will send to all Holders any notice it receives from Holders under this Section 7.06.

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Section 1.07Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the contractual right of any Holder to receive payment of principal, premium, if any, or interest on any Note, on or after the respective due dates expressed in any such Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 1.08Collection Suit By Trustee. If an Event of Default specified in Section 7.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, or interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 1.09Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes) or their respective creditors or property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee will consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.
Section 1.10Priorities. Any money collected by the Trustee pursuant to this Article 7 or by the Collateral Agent or the Escrow Agent pursuant to the Collateral Documents, or any money or other property distributable in respect of the Company’s obligations under the Indenture Documents after an Event of Default, shall be applied in the following order:
First: to the Trustee, the Collateral Agent, the Escrow Agent and their respective agents, reasonably retained professional advisors, and attorneys for amounts due or reasonably anticipated to become due under Section 8.07, including payment of all reasonable compensation, expense and liabilities incurred, and all advances made, by the Trustee, the Collateral Agent and the Escrow Agent and the costs and expenses of collection;
Second: to Holders for amounts due and unpaid on the Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

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Third: to Holders for amounts due and unpaid on the Notes for principal and premium, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and premium, respectively; and
Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.
The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 7.10.
Section 1.11Undertaking For Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.07 or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.
Section 1.12Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy are, to the extent permitted by law, cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 1.13Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
ARTICLE 8
Trustee
Section 1.01Duties of Trustee. If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
(b)Prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Defaults that may have occurred:
(i)the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements

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of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they are in a form that conforms to the requirements of this Indenture (but need not confirm or investigate, and may rely exclusively upon, the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).
(c)The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:
(i)this paragraph does not limit the effect of subsection (b) of this Section 8.01;
(ii)the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts;
(iii)the Trustee will not be liable, in any event, with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05, or a direction from the Holders of a majority in principal amount of the outstanding Notes concerning the exercise of any right, trust or power conferred upon the Trustee; and
(iv)No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.
(d)Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), and (c) of this Section 8.01.
(e)The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
(f)The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
(g)The Trustee is hereby authorized and directed to execute and deliver each Indenture Document or Collateral Document to which it is a party.
Section 1.02Rights of Trustee. In the absence of bad faith on its part, the Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
(b)Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon. The Trustee may act and rely and shall be protected in acting and relying in good faith on the opinion

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or advice of, or information obtained from, any accountant, appraiser or other expert or adviser, whether retained or employed by the Company or by the Trustee, in relation to any matter arising in the administration of the trusts hereof.
(c)The Trustee may employ or retain such counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of determining and discharging its rights and duties hereunder and shall not be responsible for any misconduct on the part of any of them. The Trustee may act through its attorneys and agents and shall not be responsible for the acts or omissions of any agent or attorney appointed with due care, and the Trustee will not be responsible for the supervision of officers and employees of such agents or attorneys or the application of any money by any Agent other than the Trustee.
(d)The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
(e)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.
(f)The rights, privileges, protections, immunities and benefits given to the Trustee, including, its right to be compensated, reimbursed, provided security and indemnified, and its right to resign, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder or in any Indenture Document or Collateral Document, including but not limited to its capacities as Collateral Agent, Escrow Agent, Note Custodian, Paying Agent and Registrar, and to each agent, custodian and other Person employed to act hereunder or in any Indenture Document or Collateral Document.
(g)In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee will use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
(h)The Trustee will not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee with responsibility over matters concerning the Notes and this Indenture has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture and is provided by the Company or any Holder of the Notes.
(i)The Trustee need not investigate any fact or matter stated in any document delivered to it, but the Trustee, in its discretion or if directed to do so, may make such further inquiry or investigation into such facts or matters, and, if the Trustee will determine in good faith or if directed to do so to make such further inquiry or investigation, it shall be entitled upon reasonable notice during normal business hours to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(j)In no event shall the Trustee be responsible or liable for special, indirect, exemplary, punitive or consequential loss or damage of any kind whatsoever (including, but not

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limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(k)The Trustee may, from time to time, request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to the Indenture Documents, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.
(l)No permissive or discretionary power or authority available to the Trustee will be construed to be a duty of the Trustee.
(m)    The Company will provide prompt written notice to the Trustee of any change to its fiscal year.
Section 1.03Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee and nothing in this Indenture shall deprive the Trustee of any rights as a holder or pledge of Notes. However, in the event that the Trustee acquires any conflicting interest as defined by the TIA it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 8.10 and 8.11.
Section 1.04Trustee’s Disclaimer. The Trustee will not be responsible for and makes no representation as to the validity or adequacy of any of the Indenture Documents or the Collateral. The Trustee will not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
Section 1.05Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee will send to Holders, with a copy to the Company, a notice of the Default or Event of Default within 90 days after it occurs or if known to the Trustee later than 90 days after it occurs, as soon as practicable, unless such Default or Event of Default shall have been cured or waived before the giving of such notice. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of the Holders.
Section 1.06Reports by Trustee to Holders. Within 60 days after each August 1 beginning August 1, 2022, and for so long as Notes remain outstanding, the Trustee will send to the Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b)(2). The Trustee will also transmit by send all reports as required by TIA § 313(c).
A copy of each report at the time of its sending to the Holders shall be sent to the Company and filed with each stock exchange on which the Notes are listed. The Company will promptly notify the Trustee, in writing, each time the Notes are listed on any stock exchange.

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Section 1.07Compensation and Indemnity. The Company will pay to the Trustee from time to time compensation for its acceptance of this Indenture and services hereunder as the Trustee and the Company will have agreed in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and out-of-pocket expenses incurred or made by it in connection with the Trustee’s duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents, reasonably retained professional advisors, and counsel, except any disbursement, advance or expenses as may be attributable to the Trustee’s willful misconduct, bad faith or gross negligence.
The Company will indemnify and hold harmless the Trustee against any and all claims, demands, causes of action, losses, liabilities, damages, fines, penalties, costs, fees, charges or expenses including taxes (other than taxes based upon, measured by or determined by income of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 8.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence, bad faith or willful misconduct. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company of its obligations hereunder, except to the extent the Company is materially prejudiced thereby. The Company will defend the claim and the Trustee will cooperate in the defense. In the event the Trustee is advised by counsel that a conflict of interest exists, the Trustee may have its own separate counsel, which, so long as no Default or Event of Default has occurred, shall be reasonably satisfactory to the Company, and the Company will pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.
Notwithstanding anything to the contrary herein, the Company need not reimburse the Trustee for any cost or expense or indemnify it against any loss or liability incurred by the Trustee through its own gross negligence or willful misconduct.
The obligations of the Company under this Section 8.07 shall survive the satisfaction and discharge of the Notes, the termination for any reason of this Indenture and the resignation or removal of the Trustee.
To secure the Company’s payment obligations in this Section, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.01(i) or (j) occurs, the expenses and the compensation for the services (including the reasonable fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.
At all times, there shall be only one Trustee hereunder.

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The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be secured and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and under the Indenture Documents and each agent, custodian or other Person employed to act hereunder.
Section 1.08Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.
The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company in writing no later than 30 days prior to the date of the proposed resignation. The Holders of at least a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
(a)the Trustee fails to comply with Section 8.10;
(b)the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(c)a Custodian or public officer takes charge of the Trustee or its property; or
(d)the Trustee becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of at least a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 8.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture other than those designated as continuing notwithstanding the Trustee’s resignation or removal and those that otherwise are personal to the Trustee in its individual capacity. The successor Trustee will send a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 8.07. Notwithstanding replacement of the Trustee pursuant to this Section 8.08, the Company’s obligations and the Trustee’s rights and remedies under Section 8.07 shall continue for the benefit of the retiring Trustee.
Section 1.09Successor Trustee by Merger, Etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another entity, the successor entity without any further act or filings of any papers shall be the

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successor Trustee; provided such successor entity shall be otherwise qualified and eligible under this Article 8.
Section 1.10Eligibility, Disqualification. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has trust assets under administration of not less than $100,000,000.
This Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(1),(2) and (5). The Trustee is subject to TIA § 310(b).
No provision of this Indenture shall be deemed to impose any duty or obligation on the Trustee to perform any act or acts, receive or obtain any interest in property or exercise any interest in property, or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Trustee will be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, to receive or obtain any such interest in property or to exercise any such right, power, duty or obligation; and no permissive or discretionary power or authority available to the Trustee will be construed to be a duty.
Section 1.11Preferential Collection of Claims Against Company. The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.
Section 1.12“Trustee” to Include Paying Agent. In case at any time any Paying Agent other than the Trustee will have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 8 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 8 in place of the Trustee.
ARTICLE 9
Legal Defeasance and Covenant Defeasance
Section 1.01Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at its option, elect to have either Section 9.02 or 9.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 9.
Section 1.02Legal Defeasance and Discharge. Upon the Company’s exercise under Section 9.01 of the option applicable to this Section 9.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 9.04, be deemed to have been discharged from their respective obligations under the Indenture Documents with respect to all outstanding Notes on and after the date all the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 9.05 and the other Sections of this Indenture referred to in subsections (a) and (b) of this Section 9.02 below, and the Company to have satisfied all their other obligations under such Notes and the Indenture Documents (and the Trustee, on demand of and at the expense of the Company, shall execute

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proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
(a)the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 9.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due;
(b)the Company’s obligations with respect to such Notes under Article 2;
(c)the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith; and
(d)this Article 9.
Subject to compliance with this Article 9, the Company may exercise its option under this Section 9.02 notwithstanding the prior exercise of its option under Section 9.03.
Section 1.03Covenant Defeasance. Upon the Company’s exercise under Section 9.01 of the option applicable to this Section 9.03, the Company and the Company’s Restricted Subsidiaries shall, subject to the satisfaction of the conditions set forth in Section 9.04, be released from the obligations under the covenants contained in Sections 5.03, 5.04, 5.13 (except as such Section relates to the Company preserving its corporate existence), 5.14, 5.18 and 5.22 with respect to the outstanding Notes on and after the date all the conditions set forth in Section 9.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and its Restricted Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 7.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 9.01 of the option applicable to this Section 9.03, subject to the satisfaction of the conditions set forth in Section 9.04, Sections 7.01(c) through Section 7.01(h) shall not constitute Events of Default.
Section 1.04Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 9.02 or 9.03 to the outstanding Notes:
In order to exercise either Legal Defeasance or Covenant Defeasance:
(a)the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent certified public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to Stated Maturity or to a particular redemption date.

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(b)in the case of an election under Section 9.02, the Company will have delivered to the Trustee an Opinion of Counsel confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(c)in the case of an election under Section 9.03, the Company will have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(d)no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens with respect thereto);
(e)such deposit, defeasance and discharge or deposit and defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;
(f)the Company will have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Notes over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and
(g)the Company will have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent contained in this Indenture relating to the Legal Defeasance or the Covenant Defeasance have been satisfied.
Section 1.05Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 9.06, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 9.05, the “Trustee”) pursuant to Section 9.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 9.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Anything in this Article 9 to the contrary notwithstanding, the Trustee will deliver or pay to the Company from time to time upon the written request of the Company and within

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five Business Days following the receipt of such request any money or non-callable U.S. Government Obligations held by it as provided in Section 9.04 which, in the opinion of a nationally recognized firm of independent certified public accountants selected by the Trustee expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 9.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 1.06Repayment to Company. Subject to Section 8.07, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company or as required by applicable abandoned property law.
Section 1.07Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable U.S. Government Obligations in accordance with Section 9.02 or 9.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under the Indenture Documents shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.02 or 9.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 9.02 or 9.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 10
Amendment, Supplement and Waiver
Section 1.01Without Consent of Holders. Notwithstanding Section 10.02, the Company, the Trustee and the Collateral Agent may amend, supplement or waive any provision of the Indenture Documents without the consent of any Holder to:
(a)cure any ambiguity, defect, mistake or inconsistency or to make a modification of a formal, minor or technical nature or to correct a manifest error;
(b)provide for uncertificated Notes in addition to or in place of certificated Notes;
(c)comply with Article 6;
(d)provide for the assumption of the Company’s obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets;
(e)[reserved];

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(f)add to the covenants of the Company for the benefit of the holders of the Notes or surrender any right or power conferred upon the Company;
(g)make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture Documents of any such Holder;
(h)if it becomes necessary to qualify this Indenture under the TIA, comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;
(i)(i) enter into additional or supplemental Collateral Documents or (ii) release Collateral in accordance with the terms of this Indenture and the Collateral Documents;
(j)evidence and provide for the acceptance and appointment under this Indenture of a successor trustee pursuant to the requirements hereof;
(k)make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including to facilitate the issuance and administration of the Notes or to comply with the rules of any applicable securities depository; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;
(l)conform the text of the Indenture Documents to any provision of the “Description of the Temporary Notes” or the “Description of the Heights Finance Acquisition Notes” sections of the Offering Memorandum to the extent that such provision of the “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture Documents, which intent shall be evidenced by an Officer’s Certificate of the Company to that effect;
(m)[reserved]; or
(n)[reserved].
After an amendment, supplement or waiver under this Section 10.01 becomes effective, the Company will send to Holders a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of the amendment, supplement or waiver.
Section 1.02With Consent of Holders. Except as provided below in this Section 10.02, the Indenture Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture Documents may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with purchase of, or tender offer or exchange offer for, the Notes), in each case without notice to any other Holder.
It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

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After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 7.04 and 7.07, the Holders of at least a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company and the Company’s Subsidiaries with any provision of any Indenture Document. However, without the consent (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):
(a)reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
(b)reduce the principal of, premium, if any, or extend the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes;
(c)reduce the rate of or extend the time for payment of interest, including default interest, on any Note;
(d)waive a Default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);
(e)make any Note payable in money other than that stated in the Notes;
(f)make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, premium, if any, or interest on the Notes;
(g)[reserved]; or
(h)make any change to Sections 10.01 or 10.02.
No amendment, supplement or waiver shall, without the consent of Holders of not less than 66 2/3% in aggregate principal amount of the then outstanding Notes issued under this Indenture, release (or have the effect of releasing) all or substantially all of the Collateral from the Liens securing the Indenture Obligations.
Section 1.03Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee and the Company receive written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be, at the Company’s election, either (a) at least 30 days prior to the first solicitation of such consent or (b) the date of the most recent list furnished to the Trustee under

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Section 2.05. If a record date is fixed, then notwithstanding the second to last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.
A consent to any amendment, supplement or waiver under any Indenture Document by any Holder given in connection with a purchase of, or tender offer or exchange offer for, such Holder’s Notes shall not be rendered invalid by such purchase, tender or exchange.
After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in Section 10.02 which cannot be made without the consent of each Holder affected, in which case, the amendment, supplement or waiver shall bind only each Holder who has consented to it and every subsequent Holder or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium, if any, and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.
Section 1.04Notation On or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee will authenticate new Notes that reflect any amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
Section 1.05Trustee, Collateral Agent or Escrow Agent to Sign Amendments, Etc.. The Trustee, the Collateral Agent or the Escrow Agent, as the case may be, shall sign any amendment, supplement or waiver authorized pursuant to this Article 10 if the amendment, supplement or waiver does not affect the rights, duties, liabilities, indemnities or immunities of the Trustee, the Collateral Agent or the Escrow Agent, as the case may be. The Company may not sign an amendment or supplemental indenture until its Board of Directors approves it. In executing any amendment, supplement or waiver, the Trustee, the Collateral Agent and the Escrow Agent shall be entitled to receive and (subject to Section 8.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.
ARTICLE 11
General Recourse
Section 1.01General Recourse. The Notes shall constitute general obligations of the Company, with recourse to the Company (including the Escrow Account (and any amounts on deposit therein)).
Section 1.02[Reserved].
Section 1.03[Reserved].
Section 1.04[Reserved].

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ARTICLE 12
Miscellaneous
Section 1.01Notices. Any notice or communication by the Company, the Trustee or the Collateral Agent to the others is duly given if in writing and delivered in person or sent by first class mail (registered or certified, return receipt requested), telex, telecopier, overnight air courier guaranteeing next day delivery or other electronic means, to the others’ addresses:
If to the Company:

CURO Finance, LLC
3615 North Ridge Road
Wichita, Kansas 67205
Fax: (316) 722-7751
E-mail: VinThomas@curo.com
Attn: Vin Thomas, Chief Legal Officer

With a copy to (which shall not constitute notice):

King & Spalding LLP
    1180 Peachtree Street, NE, Suite 1600
Atlanta, Georgia 30309
E-mail: CalSmith@kslaw.com
Attn: Cal Smith

If to the Trustee:

TMI Trust Company
1100 Abernathy Road NE, Suite 480
Atlanta, Georgia 30328
Phone: (678) 221-5898
E-mail: DSchachel@tmico.com
Attn: Debra Schachel, Vice President

If to the Collateral Agent:

TMI Trust Company
1100 Abernathy Road NE, Suite 480
Atlanta, Georgia 30328
Phone: (678) 221-5898
E-mail: DSchachel@tmico.com
Attn: Debra Schachel, Vice President

The Company, the Trustee or the Collateral Agent, by notice to the others may designate additional or different addresses for subsequent notices or communications.
All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; and at the time sent, if sent by e-mail, provided that notice to the Trustee will be effective only upon receipt.

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Any notice or communication to a Holder shall be sent by first class mail, certified or registered, return receipt requested, by overnight air courier guaranteeing next day delivery or other electronic means reasonably satisfactory to the Trustee to its address shown on the register kept by the Registrar. Any notice or communication shall also be so sent to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, provided that notice to the Trustee will be effective only upon receipt.
If the Company sends a notice or communication to Holders, it shall send a copy to the Trustee and each Agent at the same time.
Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
The Trustee will have the right, but shall not be required, to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company or any Person. The Trustee will have no duty or obligation to verify or confirm that the Person who sent such instructions or directions is, in fact, a Person authorized to give instructions or directions on behalf of the Company; and the Trustee will have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such instructions or directions. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
Where this Indenture provides for notice of any event to a Holder of a Global Note, such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to its Applicable Procedures, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.
Section 1.02Communication by Holders with Other Holders. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Collateral Agent, the Registrar and anyone else shall have the protection of TIA § 312(c).
Section 1.03Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee, the Collateral Agent or the Escrow Agent, as the case may be, to take any action under the Indenture Documents, the Company will furnish to the Trustee:
(a)an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, as the case may be, (which shall include the statements set forth in Section 12.04) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

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(b)an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, as the case may be, (which shall include the statements set forth in Section 12.04) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.
Section 1.04Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:
(a)a statement that the Person making such certificate or opinion has read such covenant or condition;
(b)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(d)a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any certificate or opinion of an officer of any Person may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of, or representation by, counsel or any Opinion of Counsel may be based, insofar as it relates to factual matters, upon certificates of public officials or upon a certificate or opinion of, or representations by, an officer or officers of the Company (including an Officer’s Certificate) stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
Section 1.05Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 1.06No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Indenture Documents or for any claim

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based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the United States federal securities laws or other corporate laws, and it is the view of the SEC that such a waiver is against public policy.
Section 1.07Governing Law. THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE.
Section 1.08No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or the Company’s Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 1.09Successors. All agreements of the Company in the Indenture Documents shall bind its successors. All agreements of the Trustee and the Collateral Agent in this Indenture shall bind their respective successors.
Section 1.10Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 1.11Counterpart Originals. The parties may sign any number of copies of this Indenture (including by electronic transmission). Each signed copy shall be an original, but all of them together represent the same agreement. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Indenture and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Indenture or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Indenture or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (the “Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Trustee acts on any Executed Documentation sent by electronic transmission, the Trustee will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

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Section 1.12Table of Contents, Headings, Etc.. The table of contents, cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
Section 1.13[Reserved].
Section 1.14Payments Due on NonBusiness Days. In any case where any interest payment date, redemption date, Stated Maturity of the Notes or any other date upon which any payment is due on the Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the interest payment date, redemption date, at the Stated Maturity or any other date upon which any payment is due on the Notes, provided that no interest will accrue for the period from and after such interest payment date, redemption date, Stated Maturity or other payment date, as the case may be.
Section 1.15Waiver of Jury Trial. THE COMPANY, EACH GUARANTOR, THE TRUSTEE AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, ANY OTHER INDENTURE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
ARTICLE 13
Collateral and Security
Section 1.01Collateral Documents. The due and punctual payment of the principal of, premium, if any, and interest on the Notes when and as the same shall be due and payable, subject to any applicable grace period, whether on an interest payment date, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest to the extent permitted by law, on the Notes and the performance of all other Obligations of the Company to the Holders or the Trustee under the Indenture Documents are and shall be secured by the Collateral Documents. The Collateral Documents shall provide for the grant by the Company party thereto to the Collateral Agent or the Escrow Agent of security interests in the Collateral. Notwithstanding anything to the contrary herein or in the Collateral Documents, (i) neither the Trustee nor the Escrow Agent shall have any obligation to create or maintain a valid and enforceable perfected Lien in and on all the Collateral and (ii) other than the Lien in and on all of the Collateral in favor of the Escrow Agent for the benefit of the Holders of Notes, the Company shall not permit any other Lien on the Collateral.
Section 1.02Recording and Opinions.
(a)The Company will, at its sole cost and expense, take or cause to be taken such actions as may be required by the Collateral Documents, to perfect, maintain, preserve and protect the valid and enforceable, perfected (except as expressly provided to the contrary herein or therein) security interests in and on all the Collateral granted by the Collateral Documents in favor of the Escrow Agent as security for the Obligations contained in this Indenture, the Notes and the Collateral Documents, superior to and prior to the rights of all third Persons, and subject to no other Liens, including, without limitation, (i) the preparation and filing of financing statements, amendments and continuation statements, collateral assignments and any instruments of further assurance, in such manner and in such places as may be required by law to preserve and protect fully the rights of the Holders, the Collateral Agent, and the Trustee under this

AMERICAS 110782874	62

Indenture and the Collateral Documents to all property comprising the Collateral, and (ii) the delivery of the certificates evidencing the securities pledged under the Collateral Documents, duly endorsed in blank or accompanied by undated stock powers or other instruments of transfer executed in blank, it being understood that concurrently with the execution of this Indenture, the Company have submitted duly prepared financing statements to a reputable filing service for prompt filing in the appropriate filing offices. The Company will from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and recording, stamp, intangibles and similar taxes relating to this Indenture, the Collateral Documents and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.
(b)The Company will furnish to the Trustee and the Collateral Agent (if other than the Trustee), upon or promptly after the execution and delivery of this Indenture, an Opinion of Counsel in compliance with TIA §314(b)(1), and on or within one month following August 1 of each year, commencing August 1, 2022, an Opinion of Counsel in compliance with TIA §314(b)(2).
Section 1.03Release of Collateral.
(a)The Collateral Agent shall not at any time release all or any portion of the Collateral from the Liens created by the Collateral Documents unless such release is in accordance with the provisions of this Indenture and the applicable Collateral Documents.
(b)The release of any Collateral from the Liens created by the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Collateral Documents.
Section 1.04[Reserved].
Section 1.05Release upon Satisfaction or Defeasance of all Outstanding Obligations.
(a)The Liens on all Collateral that secure the Notes shall be automatically terminated and released without the need for further action by any Person:
(i)if the Company exercise Legal Defeasance or Covenant Defeasance as described under Article 9;
(ii)upon satisfaction and discharge of this Indenture as described under Section 4.01; or
(iii)upon payment in full in immediately available funds of the principal of, premium, if any, and accrued and unpaid interest on the Notes and all other Obligations under this Indenture and the Collateral Documents that are then due and payable (other than contingent indemnification obligations for which no claim has been asserted).
(b)Upon receipt of an Officer’s Certificate and Opinion of Counsel confirming that all conditions precedent hereunder and under the Collateral Documents have been satisfied and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Collateral Agent, without the consent of any Holder or the Trustee and at the expense of the Company, shall execute, deliver or acknowledge such instruments or releases to evidence the release from the Liens created by the Collateral Documents of any Collateral permitted to be released pursuant to this Indenture and the Collateral Documents.

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Section 1.06Form and Sufficiency of Release and Subordination. In the event that the Company has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by the Company to any Person other than the Company, and the Company requests that the Trustee or Collateral Agent furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Collateral Documents, or, to the extent applicable to such Collateral, take all action that is necessary or reasonably requested by the Company (in each case at the expense of the Company) to release and reconvey to the Company, without recourse, such Collateral or deliver such Collateral in its possession to the Company, the Trustee and the Collateral Agent, as applicable, shall execute, acknowledge (without any recourse, representation and warranty) and deliver to the Company (in the form prepared by the Company at the Company’s sole expense) such an instrument promptly or take such other action so requested after satisfaction of the conditions set forth herein for delivery of any such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Trustee or the Collateral Agent, as applicable, as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Collateral Documents but shall have no recourse or claims against the Trustee or the Collateral Agent in respect of any such release.
Section 1.07[Reserved].
Section 1.08Authorization of Actions to be Taken by the Collateral Agent Under the Collateral Documents.
(a)Each Holder, by acceptance of the Notes, consents to the terms of, directs and agrees that the Collateral Agent shall execute and deliver the Collateral Documents to which it is a party, and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof. For the avoidance of doubt, the Collateral Agent shall have no discretion under this Indenture or the Collateral Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes, the Trustee or the Company, as applicable. The provisions of this Section 13.08 are solely for the benefit of the Collateral Agent and none of the Trustee, any of the Holders nor the Company shall have any rights as a third party beneficiary of any of the provisions contained herein other than as expressly provided herein. Each Holder agrees that any action taken by the Collateral Agent in accordance with the provision of this Indenture and the Collateral Documents, and the exercise by the Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture and the Collateral Documents, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other documents to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder, or the Company, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture and the Collateral Documents or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)So long as an Event of Default is not continuing, the Company may direct the Collateral Agent in connection with any action required or permitted by this Indenture or the

AMERICAS 110782874	64

Collateral Documents. During the continuance of an Event of Default, the Trustee may direct the Collateral Agent in connection with any action required or permitted by this Indenture or the Collateral Documents.
(c)No provision of this Indenture or any Collateral Document shall require the Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or exercise any of its rights and powers at the request or direction of Holders (or the Trustee in the case of the Collateral Agent) if it shall not have received security or indemnity satisfactory to the Collateral Agent against potential costs and liabilities incurred by the Collateral Agent relating thereto. Notwithstanding anything to the contrary contained in this Indenture or the Collateral Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Collateral Agent has received security or indemnity from the Holders in an amount and in a form all satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability. The Collateral Agent shall at any time be entitled to cease taking any action described above if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders to be sufficient.
(d)The Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture and the Collateral Documents or instrument referred to herein or therein, except to the extent that any of the foregoing result from its own gross negligence, bad faith or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Company (and money held in trust by the Collateral Agent need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act.
(e)The Collateral Agent may perform any of its duties under this Indenture or the Collateral Documents by or through receivers, agents, employees, attorneys-in-fact or through its affiliates and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel. The Collateral Agent shall not be responsible for the negligence or willful misconduct of any receiver, agent, employee, attorney-in-fact or affiliates that it selects as long as such selection was made in good faith and with due care.
Section 1.09Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.
The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Documents and to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 7.10 and the other provisions of this Indenture. Such funds shall be held on deposit by the Trustee without investment, and the Trustee will have no liability for interest or other compensation thereon.

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Section 1.10Action by the Collateral Agent.
In each case that the Collateral Agent may or is required hereunder or under any Collateral Document to take any action (an “Action”), including to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any Collateral Document, the Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. The Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. If the Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any Action, the Collateral Agent shall be entitled to refrain from such Action unless and until the Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes and security or an indemnification satisfactory to the Collateral Agent, and the Collateral Agent shall not incur liability to any Person by reason of so refraining.
Notwithstanding anything to the contrary in this Indenture or any Collateral Document, in no event shall the Collateral Agent be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture or the Collateral Documents (including the preparation, filing or continuation of any Uniform Commercial Code financing or continuation statements or similar documents or instruments), nor shall the Collateral Agent be responsible for, and the Collateral Agent makes no representation regarding, the validity, enforceability, effectiveness or priority of any of the Collateral Documents or the security interests or Liens intended to be created thereby.
Section 1.11Compensation and Indemnity.
(a)The Company will pay to the Collateral Agent from time to time compensation as shall be agreed to in writing by the Company and the Collateral Agent for its acceptance of this Indenture, the Collateral Documents and services hereunder. The Company will reimburse the Collateral Agent promptly upon request for all reasonable disbursements, advances and out-of-pocket expenses incurred or made by it in connection with the Collateral Agent’s duties under the Indenture Documents, including the reasonable compensation, disbursements and expenses of the Collateral Agent’s agents, reasonably retained professional advisors, and counsel, except any disbursement, advance or expense as may be attributable to the Collateral Agent’s willful misconduct, bad faith or gross negligence.
(b)The Company shall indemnify the Collateral Agent against any and all claims, demands, causes of action, losses, liabilities, damages, fines, penalties, costs, fees, charges or expenses including taxes (other than taxes based on, measured by or determined by income of the Collateral Agent) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and the Collateral Documents, including (i) any claim relating to the grant to the Collateral Agent of any Lien in any property or assets of the Company and (ii) the costs and expenses of enforcing this Indenture and the Collateral Documents against the Company (including this Section 13.11) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence, willful misconduct or bad faith. The Collateral Agent shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Collateral Agent to so notify the Company will not relieve the Company of its obligations hereunder, except to the extent the Company is materially prejudiced thereby. The Company shall defend such claim and the Collateral Agent shall cooperate in the defense. In the event the Collateral Agent is advised

AMERICAS 110782874	66

by counsel that a conflict of interest exists, the Collateral Agent may have its own separate counsel, which, so long as no Default or Event of Default has occurred, shall be reasonably satisfactory to the Company, and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company need pay for any settlement made without its consent, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary herein, the Company need not reimburse the Collateral Agent for any cost or expense or indemnify it against any loss or liability incurred by the Collateral Agent through its own gross negligence, bad faith or willful misconduct.
(c)The obligations of the Company under this Section 13.11 shall survive the satisfaction and discharge of this Indenture and the resignation, removal or replacement of the Collateral Agent.
Section 1.12Co-Collateral Agent; Separate Collateral Agent.
(a)If at any time or times it shall be necessary in order to conform to any applicable law of any jurisdiction in which any of the Collateral shall be located, or to avoid any violation of applicable law or imposition on the Collateral Agent of taxes by such jurisdiction not otherwise imposed on the Collateral Agent, or the Collateral Agent shall be advised by counsel, satisfactory to it, that it is necessary in the interests of the Notes Secured Parties, or the Collateral Agent shall deem it desirable for its own protection in the performance of its duties hereunder or under any Collateral Document, the Collateral Agent and the Company may (and in the case of conforming to any applicable law or avoiding the violation of any applicable law, shall) execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the Collateral Agent and the Company, either to act as co-collateral agent or co-collateral agents of all or any of the Collateral under this Indenture or under any of the Collateral Documents, jointly with the Collateral Agent originally named herein or therein or any successor Collateral Agent, or to act as separate agent or agents of any of the Collateral. If (x) the Company shall not have joined in the execution of such instruments and agreements within 10 days after they receive a written request from the Collateral Agent to do so, and (y) the execution of such instruments and agreements is being undertaken in order to conform to any applicable law of any jurisdiction in which any of the Collateral shall be located, or to avoid any violation of applicable law, then the Collateral Agent acting as directed by a majority of Holders shall act under the foregoing provisions of this Section 13.12 without the concurrence of the Company and execute and deliver such instruments and agreements on behalf of the Company and any such act shall be binding on the Company as if executed by the Company. The Company hereby appoints the Collateral Agent as its agent and attorney to act for it under the foregoing provisions of this Section 13.12 in either of such contingencies.
(b)Every separate collateral agent and every co-collateral agent, other than any successor Collateral Agent appointed pursuant to this Article, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions:
(1)all rights, powers, duties and obligations conferred upon the Collateral Agent in respect of the custody, control and management of moneys, papers or securities shall be exercised solely by the Collateral Agent or any agent appointed by the Collateral Agent;
(2)all rights, powers, duties and obligations conferred or imposed upon the Collateral Agent hereunder and under the relevant Collateral Documents shall be conferred or imposed and exercised or performed by the Collateral Agent and such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents, jointly, as shall be provided in the instrument

AMERICAS 110782874	67

appointing such separate collateral agents or co-collateral agent or co-collateral agents, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Collateral Agent shall be incompetent or unqualified to perform such act or acts, or unless the performance of such act or acts would result in the imposition of any tax on the Collateral Agent which would not be imposed absent such joint act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate collateral agent or collateral agents or co-collateral agent or co-collateral agents;
(3)no power given hereby or by the relevant Collateral Documents to, or which it is provided herein or therein may be exercised by, any such co-collateral agent or co-collateral agents or separate collateral agent or collateral agents shall be exercised hereunder or thereunder by such co-collateral agent or co-collateral agents or separate collateral agent or collateral agents except jointly with, or with the consent in writing of, the Collateral Agent, anything contained herein to the contrary notwithstanding; and
(4)no collateral agent hereunder shall be personally liable by reason of any act or omission of any other collateral agent hereunder.
[Signatures on following pages]

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SIGNATURES
IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.
CURO FINANCE, LLC

By:____/s/ Don Gayhardt____________________
    Name: Don Gayhardt
    Title: Chief Executive Officer

AMERICAS 110782874

TMI TRUST COMPANY, AS TRUSTEE AND COLLATERAL AGENT
By:___/s/ Debra Schachel___________________
Name: Debra Schachel
Title: Vice President

AMERICAS 110782874

EXHIBIT A
[Form of Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

AMERICAS 110782874	A-1

CURO FINANCE, LLC
7.500% SENIOR SECURED NOTE DUE 2028
CUSIP [__________]
No. [__________]    $[__________]
    CURO Finance, LLC, a Delaware limited liability company (the “Company,” which term includes any successor entity), for value received promises to pay to [_______________] or its registered assigns, the principal sum of [_____________________] (or such principal amount as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture) on August 1, 2028, and to pay interest thereon as hereinafter set forth.
    Interest Payment Dates: February 1 and August 1, commencing [_________]
    Record Dates: January 15 and July 15
    Dated: [_________]

    Reference is made to the further provisions of this Note contained on the reverse side of this Note, which shall for all purposes have the same effect as if set forth at this place.

AMERICAS 110782874	A-2

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

CURO FINANCE, LLC

By:_________________________________
    Name:
    Title:

AMERICAS 110782874	A-3

Trustee Certificate of Authentication
This Note is one of the 7.500% Senior Secured Notes due 2028 referred to in the within-mentioned Indenture.

TMI TRUST COMPANY, as Trustee
By:_________________________________
Name:
Title:

Dated: ___________

AMERICAS 110782874	A-4

[Form of Back of Note]
7.500% Senior Secured Notes due 2028
Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.Interest. CURO Finance, LLC, a Delaware limited liability company (the “Company”), promises to pay interest on the principal amount of this Note at 7.500% per annum from [___________] until maturity. The Company will pay interest semi-annually in arrears every February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day and no interest shall accrue for the intervening period (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 30, 2021; provided, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be [___________]. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at such increased rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
2.Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on January 15 or July 15 (whether or not a Business Day), as the case may be, immediately preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose, or, at the option of the Company, by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium, if any, and interest on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Holders must surrender the Notes to the Company, the Registrar or the Paying Agent to collect payments of principal on the Notes.
3.Paying Agent and Registrar. Initially, TMI Trust Company, as the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
4.Indenture. The Company issued the Notes under an Indenture, dated as of December 3, 2021 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Company, the Trustee. This Note is one of a duly authorized issue of notes of the Company designated as its 7.500% Senior Secured Notes due 2028. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by express reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb) (the “TIA”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the

AMERICAS 110782874	A-5

express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
5.Optional Redemption.
(a)On and after August 1, 2024, the Company may on one or more occasions redeem the Notes, in whole or in part, upon notice pursuant to Section 7, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on August 1 of each of the years set forth below.

Year	Percentage
2024	103.750%
2025	101.875%
2026 and thereafter	100.000%

(b)Prior to August 1, 2024, the Company may, upon notice pursuant to Section 7, redeem up to 40% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price of 107.500% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) if:
(1)such redemption is made with the proceeds of one or more Equity Offerings;
(2)at least 50% of the aggregate principal amount of the Notes issued under the Indenture remain outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company or any of its Subsidiaries); and
(3)the redemption occurs within 180 days of such Equity Offering.
(c)Prior to August 1, 2024, upon notice pursuant to Section 7, the Company may redeem up to 10% of the aggregate principal amount of the Notes issued under the Indenture during each 12-month period following the Issue Date at a redemption price of 103% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to the redemption date (subject to the right of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date).
(d)Prior to August 1, 2024, the Company may redeem the Notes, in whole or in part, upon notice pursuant to Section 7, at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).
(e)If on or prior to 5:00 p.m. (New York City time) on the Acquisition Deadline Date, the Company delivers to the Escrow Agent and the Trustee a Release Certificate (which Release Certificate the Trustee and the Escrow Agent shall be entitled to rely upon), the Escrow Agent shall release all amounts in the Escrow Account to or as directed by the Company. In addition, on the date that any scheduled payment of interest is due on the Notes, amounts in the Escrow Account will be released in an amount sufficient to concurrently make such interest payment in full. Further, if (1) the Escrow Agent has not received a Release Certificate on or

AMERICAS 110782874	A-6

prior to 5:00 p.m. (New York City time) on the Acquisition Deadline Date or (2) CURO provides a certificate in the form of Exhibit B to the Escrow Agreement, executed by an authorized representative of CURO, to the Escrow Agent and Trustee that it has determined in its sole discretion that any of the Escrow Release Conditions are not capable of being satisfied, then in either case described in clause (1) or (2), the Escrow Agent shall, without the requirement of any notice to or action by the Company, the Trustee or any other Person, within one business day, liquidate all property in the Escrow Account and release all amounts in the Escrow Account to the Trustee, subject to the terms of the Escrow Agreement, for the benefit of the holders of the Notes (the occurrence of any event referred to in this subsection (e), a “Special Mandatory Redemption Event”).
Within two Business Days following the occurrence of a Special Mandatory Redemption Event, the Company (or the Trustee upon the written request of and at the expense of the Company) shall mail and transmit electronically via email a Special Mandatory Redemption Notice to the Trustee and the Escrow Agent of the occurrence of a Special Mandatory Redemption Event. Within three Business Days after delivery of the Special Mandatory Redemption Notice (the “Special Mandatory Redemption Date”), the Company shall, or shall cause the Trustee to, redeem (the “Special Mandatory Redemption”) all of the Notes at a redemption price equal to 100% of the issue price thereof (exclusive of pre-issuance accrued interest), plus accrued and unpaid interest, if any, to but excluding the Special Mandatory Redemption Date.
(f)If the Heights Finance Acquisition shall have occurred on or prior to the Acquisition Deadline Date, the Company shall, as promptly as practicable following the release of all funds on deposit in or credited to the Escrow Account for purposes of consummating the Heights Finance Acquisition, redeem the Notes then outstanding (the “Heights Finance Acquisition Notes Exchange Redemption”) by issuing in exchange therefor a like principal amount of Heights Finance Acquisition Notes issued by CURO (promptly following the merger of the Company with and into CURO as described in clause (3) of the definition of “Escrow Release Conditions”). Notwithstanding anything to the contrary in this Note or the Indenture, the consideration paid to each Holder on the date of such Heights Finance Acquisition Notes Exchange Redemption (the “Exchange Redemption Date”) to redeem the Notes shall only consist of Heights Finance Acquisition Notes issued by CURO (promptly following the merger of the Company with and into CURO as described in clause (3) of the definition of “Escrow Release Conditions”) in exchange for a like principal amount of such Notes. Unless the Exchange Redemption Date is a scheduled interest payment date for the Notes, the Company shall not be obligated to pay to any Holder any accrued and unpaid interest as of the Exchange Redemption Date in connection with the Heights Finance Acquisition Notes Exchange Redemption, which accrued and unpaid interest will be evidenced by the Heights Finance Acquisition Notes issued to such Holder in exchange for its Notes (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).
(g)Notwithstanding the foregoing, in connection with any tender offer for the Notes, including a Change of Control Offer, if holders of not less than 90% in aggregate principal amount of the then outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Company (or any third party making such tender offer in lieu of the Company as described above) purchases all of the Notes held by such holders, the Company will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the tender offer described above, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the price paid to each other holder in such tender offer (which may be less than par) plus accrued and unpaid interest, if any, on the Notes that remain outstanding, to the applicable date of

AMERICAS 110782874	A-7

redemption, subject to the rights of holders on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable redemption date.
(h)Any redemption pursuant to this Section 5 shall be made pursuant to the provisions of Section 3.01 through 3.06 of the Indenture.
6.Mandatory Redemption. Except as set forth in Sections 3.12, 3.13 and 5.14 of the Indenture, the Company is not required to make mandatory redemption or sinking fund payments or offers to purchase with respect to the Notes.
7.Notice of Redemption. Notice of redemption will be sent by first-class mail or other electronic means reasonably satisfactory to the Trustee at least 10 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed. Notice of any redemption upon any Equity Offering or other securities offering or financing, or in connection with a transaction (or series of related transactions) that constitute a Change of Control, may, in the Company’s discretion, be given prior to the completion thereof and be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering, securities offering, financing or Change of Control. If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived, and shall state that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person. On and after the redemption date, unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the principal amount of the Notes or portions thereof called for redemption, and for which funds have been set aside for payment.
8.Offer to Purchase. Section 5.14 of the Indenture provides that upon the occurrence of a Change of Control, subject to further limitations contained therein, the Company will make an offer to purchase Notes in accordance with the procedures set forth in the Indenture.
9.Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. None of the Trustee, the Registrar or the Company is required to transfer or exchange any Note selected for redemption, except for the unredeemed portion of the Note being redeemed in part. Also, none of the Registrar, the Trustee or the Company is required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.
10.Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes. Only registered Holders shall have rights under the Indenture, the Intercreditor Agreement and the Collateral Documents.

AMERICAS 110782874	A-8

11.Unclaimed Money. If any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request or, if then held by the Company, will be discharged from such trust. After any such payment, any Holder of a Note entitled to the money must look, as an unsecured creditor, only to the Company and not the Trustee or Paying Agent for payment, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease.
12.Discharge and Defeasance. Subject to the conditions set forth in the Indenture, the Company at any time shall be entitled to terminate some or all of their obligations under the Indenture and the Notes, if the Company deposits with the Trustee cash in U.S. dollars or non-callable U.S. Government Obligations for the payment of the principal of, premium, if any, and interest on the Notes to redemption or Stated Maturity, as the case may be.
13.Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture Documents may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with the purchase of, or tender offer or exchange offer for, the Notes), in each case without notice to any other Holder. Without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder): (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; (2) reduce the principal of, premium, if any, or extend the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than the provisions of Sections 3.12, 3.13 and 5.14 of the Indenture prior to the time at which an obligation to make such an offer has arisen); (3) reduce the rate of or extend the time for payment of interest, including default interest, on any Note; (4) waive a Default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration); (5) make any Note payable in money other than that stated in the Notes; (6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, premium, if any, or interest on the Notes; (7) [reserved]; or (8) make any change to Sections 10.01 or 10.02 of the Indenture. No amendment, supplement or waiver shall, without the consent of Holders of not less than 66 2/3% in aggregate principal amount of the then outstanding Notes issued under the Indenture, release (or have the effect of releasing) all or substantially all of the Collateral from the Liens securing the Indenture Obligations. Notwithstanding the foregoing, without the consent of any Holder, the Company, the Trustee and the Collateral Agent may amend, supplement or waive any provision of the Indenture Documents to: (1) cure any ambiguity, defect, mistake or inconsistency or to make a modification of a formal, minor or technical nature or to correct a manifest error; (2) provide for uncertificated Notes in addition to or in place of certificated Notes; (3) comply with the covenant relating to mergers, consolidations and sales of assets; (4) provide for the assumption of the Company’s obligations to Holders in the case of a merger or consolidation; (5) [reserved]; (6) add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company; (7) make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture Documents of any such Holder; (8) if it becomes necessary to qualify the Indenture under the TIA, comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (9)(i) enter into additional or supplemental Collateral Documents or (ii) release Collateral in accordance with the

AMERICAS 110782874	A-9

terms of the Indenture and the Collateral Documents; (10) evidence and provide for the acceptance and appointment under the Indenture of a successor trustee pursuant to the requirements thereof; (11) make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including to facilitate the issuance and administration of the Notes or to comply with the rules of any applicable securities depository; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes; or (12) conform the text of the Indenture Documents to any provision of the “Description of the Temporary Notes” or “Description of the Heights Finance Acquisition Notes” section of the Offering Memorandum to the extent that such provision of the “Description of the Temporary Notes” or “Description of the Heights Finance Acquisition Notes” was intended to be a verbatim recitation of a provision of the Indenture Documents, which intent shall be evidenced by an Officer’s Certificate of the Company to that effect. The consent of Holders is not necessary under the Indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under the Indenture becomes effective, the Company is required to send to Holders a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of the amendment, supplement or waiver.
14.Defaults and Remedies.
(a)Under the Indenture, “Events of Default” include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of the principal, or premium, if any, of any Note when due at maturity, upon optional redemption, upon required purchase, upon acceleration or otherwise; (iii) failure by the Company or any of its Restricted Subsidiaries to comply with its obligations under Sections 3.12, 3.13, 5.14 or Article 6 of the Indenture; (iv) failure to perform any other covenant or agreement of the Company or any of its Restricted Subsidiaries under the Indenture Documents for 60 days after written notice to the Company by the Trustee or the Holders of at least 30% in aggregate principal amount of the Notes then outstanding voting as a single class; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default (A) is caused by a failure to pay principal at final stated maturity (after giving effect to all applicable grace periods provided in such Indebtedness) (a “Payment Default”) or (B) results in the acceleration of such Indebtedness prior to its final stated maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates in excess of $20.0 million (or its foreign currency equivalent); (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments which are non-appealable aggregating in excess of $20.0 million (or its foreign currency equivalent) (not covered by independent third-party insurance as to which liability has not been denied by such insurance carrier), which judgments are not paid, discharged or stayed for a period of 60 days following such judgment becoming final, and in the event such judgment is covered by insurance, any enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; (vii) (A) any security interest created by any Collateral Document ceases to be in full force and effect (except as permitted by the terms of the Indenture or the Collateral Documents) or (B) the breach or repudiation by the Company or any of its Restricted Subsidiaries of any of their obligations under any Collateral Document; provided that, in the case of clauses (A) and (B), such cessation, breach or repudiation, individually or in the aggregate, results in Collateral having a Fair Market Value in excess of $20.0 million not

AMERICAS 110782874	A-10

being subject to a valid, perfected security interest; and (viii) certain events of bankruptcy or insolvency with respect to the Company, or any Significant Subsidiary of the Company or any group of Restricted Subsidiaries of the Company that, taken as a whole, would constitute a Significant Subsidiary of the Company.
(b)If any Event of Default (other than an Event of Default specified in subsection (i) or (j) of Section 7.01 of the Indenture occurs and is continuing and has not been waived by the Holders, the Trustee or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in subsection (i) or (j) of Section 7.01 of the Indenture occurs, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of at least a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration) have been cured or waived and all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements, and advances of the Trustee and its agents and counsel have been paid or deposited with the Trustee or provision therefor reasonably satisfactory to the Trustee has been made. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of at least a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest.
(c)The Holders of at least a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal, premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration).
(d)In the event of any Event of Default specified in clause (a)(v) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose the Company delivers an Officer’s Certificate to the Trustee stating that:
(i)     the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or
(ii)    holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default;
(iii)    the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction; and
(iv)    all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

AMERICAS 110782874	A-11

(e)The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
15.No Recourse Against Others. No past, present or future director, officer, employee or stockholder of the Company, shall have any liability for any obligations of the Company under the Indenture Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the United States federal securities laws or other corporate laws, and it is the view of the SEC that such a waiver is against public policy.
16.Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
17.Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest as defined by the TIA it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 8.10 and 8.11 of the Indenture.
18.Governing Law. THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE AND THE INDENTURE.
19.Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
20.CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the correctness or accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
21.Security. Subject to the terms of the Escrow Agreement, the Obligations of the Company under the Notes are secured by Liens on the Collateral pursuant to the terms of the Collateral Documents. The actions of the Trustee, the Collateral Agent and the Holders and the application of proceeds from the enforcement of any remedies with respect to such Collateral are limited pursuant to the terms of the Collateral Documents.
The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, the Collateral Documents. Requests may be made to the Company at the following address:
CURO Finance, LLC
3615 North Ridge Road
Wichita, Kansas 67205
Attention: Chief Legal Officer

AMERICAS 110782874	A-12

AMERICAS 110782874	A-13

Assignment Form

To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
        (Insert assignee’s legal name)

    (Insert assignee’s soc. sec. or tax I.D. no.)

     (Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for it.
Date: ____________________
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

AMERICAS 110782874	A-14

Option of Holder to Elect Purchase
If you want to elect to have this Note purchased by the Company pursuant to 5.14 of the Indenture, check the box below:
☐ Section 5.14
If you want to elect to have only part of this Note purchased by the Company pursuant to 5.14 of the Indenture, state the amount you elect to have purchased:

$

Date: ____________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*:
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

AMERICAS 110782874	A-15

Schedule of Exchanges of Interests
in the Global Note*
The initial outstanding principal amount of this Global Note is $____________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following such Decrease or Increase	Signature of Authorized Signatory of Trustee or Custodian

* This schedule should be included only if the Note is issued in global form.

AMERICAS 110782874	A-16

EXHIBIT B
Form of Certificate of Transfer
CURO Finance, LLC
3615 North Ridge Road
Wichita, Kansas 67205
Attention: Chief Legal Officer

TMI Trust Company, as Trustee and Registrar
1100 Abernathy Road NE, Suite 480
Atlanta, GA 30328
Attention: Debra Schachel
Telephone No.: 678.221.5898

        Re:     7.500% Senior Secured Notes due 2028
Reference is hereby made to the Indenture, dated as of December 3, 2021 (the “Indenture”), among CURO Finance, LLC, a Delaware limited liability company (the “Company”) and TMI Trust Company, as Trustee and as Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
___________________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $_________ in such Note[s] or interests (the “Transfer”), to _________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
2.☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the

AMERICAS 110782874	B-1

facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed Transfer is being made prior to the expiration of the Restricted Period, the Transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
3.☐ Check and complete if Transferee will take delivery of a beneficial interest in the AI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b)☐ such Transfer is being effected to the Company or a Subsidiary thereof;
or
(c)☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or
(d)☐ such Transfer is being effected to an Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the AI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

AMERICAS 110782874	B-2

4.☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
(a)☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(b)☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(c)☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

AMERICAS 110782874	B-3

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.
[Insert Name of Transferor]

By:
 Name:
Title:
Dated: _________________

AMERICAS 110782874	B-4

Annex A to Certificate of Transfer

1.The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)☐ a beneficial interest in the:
(i)☐ 144A Global Note (CUSIP _________), or
(ii)☐ Regulation S Global Note (CUSIP _________), or
(iii)☐ AI Global Note (CUSIP _________); or
(b)☐ a Restricted Definitive Note.
2.After the Transfer the Transferee will hold:
[CHECK ONE]
(a)☐ a beneficial interest in the:
(i)☐ 144A Global Note (CUSIP _________), or
(ii)☐ Regulation S Global Note (CUSIP _________), or
(iii)☐ AI Global Note (CUSIP _________), or
(iv)☐ Unrestricted Global Note (CUSIP _________); or
(b)☐ a Restricted Definitive Note; or
(c)☐ an Unrestricted Definitive Note,
        in accordance with the terms of the Indenture.

AMERICAS 110782874

EXHIBIT C
Form of Certificate of Exchange
CURO Finance, LLC
3615 North Ridge Road
Wichita, Kansas 67205
Attention: Chief Legal Officer

TMI Trust Company, as Trustee and Registrar
1100 Abernathy Road NE, Suite 480
Atlanta, GA 30328
Attention: Debra Schachel
Telephone No.: 678.221.5898

        Re:     7.500% Senior Secured Notes due 2028
Reference is hereby made to the Indenture, dated as of December 3, 2021 (the “Indenture”), among CURO Finance, LLC, a Delaware limited liability company (the “Company”) and TMI Trust Company, as Trustee and as Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
________________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $_________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1.Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
(a)☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(b)☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

AMERICAS 110782874	C-1

(c)☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(d)☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2.Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
(a)☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
(b)☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ AI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.
[Insert Name of Owner]

AMERICAS 110782874	C-2

By:
 Name:
Title:
Dated: _______________

AMERICAS 110782874	C-3

EXHIBIT D
Form of Certificate From
Acquiring Accredited Investor
CURO Finance, LLC
3615 North Ridge Road
Wichita, Kansas 67205
Attention: Chief Legal Officer

TMI Trust Company, as Trustee and Registrar
1100 Abernathy Road NE, Suite 480
Atlanta, GA 30328
Attention: Debra Schachel
Telephone No.: 678.221.5898

        Re:     7.500% Senior Secured Notes due 2028
Reference is hereby made to the Indenture, dated as of December 3, 2021 (the “Indenture”), among CURO Finance, LLC, a Delaware limited liability company (the “Company”) and TMI Trust Company, as Trustee and as Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
In connection with our proposed purchase of $_______________ aggregate principal amount of:
(a)    ☐ a beneficial interest in a Global Note, or
(b)    ☐ a Definitive Note,
we confirm that:
1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).
2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from

AMERICAS 110782874	D-1

us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.
3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
4. We are an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an “accredited investor”) as to each of which we exercise sole investment discretion.
You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.
[Insert Name of Accredited Investor]
By:____________________________________
Name:
Title:
Dated:_____________

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